EXHIBIT 4.4
                                                                     -----------






                           [NAME OF MASTER SERVICER],
                               as Master Servicer,


                               [NAME OF SERVICER],
                                  as Servicer,
                                       and


                           ICIFC SECURED ASSETS CORP.
                                    as Issuer






                             ----------------------

                               SERVICING AGREEMENT

                           Dated as of _______________

                             ----------------------




                         ________________Mortgage Loans

                         ICIFC MBN Trust Series 19__-__








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                                                 TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

ARTICLE ONE

         DEFINITIONS............................................................................................-1-
         Section 1.01.     DEFINED TERMS........................................................................-1-

ARTICLE TWO

         ADMINISTRATION AND SERVICING OF ASSETS................................................................-18-
         Section 2.01.     THE SERVICER TO ACT AS SERVICER.....................................................-18-
         Section 2.02.     SUBSERVICERS; INDEPENDENT CONTRACTORS...............................................-20-
         Section 2.03.     COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS; ESCROW ACCOUNTS
                            ...................................................................................-21-
         Section 2.04.     COLLECTION ACCOUNT; RESERVE ACCOUNT.................................................-21-
         Section 2.05.     PERMITTED WITHDRAWALS FROM THE COLLECTION ACCOUNT AND THE RESERVE
                           ACCOUNT.............................................................................-22-
         Section 2.06.     REQUESTS FOR ADVANCES...............................................................-23-
         Section 2.07.     INVESTMENT OF FUNDS IN THE COLLECTION ACCOUNT, THE RESERVE ACCOUNT AND
                           ESCROW ACCOUNTS.....................................................................-24-
         Section 2.08.     MAINTENANCE OF INSURANCE POLICIES AND ERRORS AND OMISSIONS AND FIDELITY
                           COVERAGE............................................................................-24-
         Section 2.09.     ENVIRONMENTAL ASSESSMENT PRIOR TO FORECLOSURE.......................................-27-
         Section 2.10.     DELIVERY OF PLEDGE DOCUMENTS; CERTIFICATIONS FOR RELEASE OF PLEDGE
                           DOCUMENTS...........................................................................-28-
                           ---------
         Section 2.11.  SERVICING COMPENSATION.................................................................-29-
                        ----------------------
         Section 2.12.  TITLE AND MANAGEMENT OF REO............................................................-29-
                        ---------------------------
         Section 2.13.  SALE OF LOANS AND REO..................................................................-30-
                        ---------------------
         Section 2.14.       MODIFICATION, WAIVERS, AMENDMENTS AND CONSENTS....................................-30-
                             ----------------------------------------------
         Section 2.15.       ADDITIONAL FEES...................................................................-32-
                             ---------------
         Section 2.16.     PROPERTY PROTECTION EXPENSES, DISPOSITION EXPENSES OR PROPERTY
                           --------------------------------------------------------------
                           IMPROVEMENT EXPENSES................................................................-32-
                           --------------------
         Section 2.17.  SERVICER TO CHECK FOR BREACHES OF REPRESENTATIONS......................................-33-
                        -------------------------------------------------
         Section 2.18.     RESERVED............................................................................-33-
                           --------
         Section 2.19.     THE SERVICER NOT REQUIRED TO MAKE ADVANCES..........................................-33-
                           ------------------------------------------
         Section 2.20.     POWER OF ATTORNEY...................................................................-33-
                           -----------------
         Section 2.21.     PRE-CLOSING INTEREST DISTRIBUTIONS; SUSPENSE ACCOUNT; PROPERTY
                           --------------------------------------------------------------
                           MANAGEMENT RECEIPTS.................................................................-33-
         Section 2.22.     ISSUER DELEGATION OF RIGHTS.........................................................-34-
         Section 2.23.     ADDITIONAL SERVICING OBLIGATIONS....................................................-34-

                  Section 2.24.     APPROVAL OF ESTIMATED BUDGETS AND PAYMENT REQUESTS.........................-35-



                                       (i)



ARTICLE THREE

         STATEMENTS AND REPORTS................................................................................-36-
         Section 3.01.     REPORTING BY THE SERVICER...........................................................-36-
         Section 3.02.     ANNUAL CERTIFICATE..................................................................-38-
         Section 3.03.     ANNUAL ACCOUNTANTS' REPORTS.........................................................-38-
         Section 3.04.     TAX REPORTING WITH RESPECT TO FORECLOSURE AND ABANDONED PROPERTY
                            ...................................................................................-38-

ARTICLE FOUR

         SERVICER..............................................................................................-38-
         Section 4.01.     REPRESENTATIONS AND WARRANTIES CONCERNING THE SERVICER..............................-38-
         Section 4.02.     MERGER OR CONSOLIDATION OF THE SERVICER.............................................-40-
         Section 4.03.     REMOVAL OF THE SERVICER.............................................................-40-
         Section 4.04.     SERVICER RESIGNATION AND ASSIGNMENT.................................................-41-
         Section 4.05.     LIABILITY OF THE SERVICER...........................................................-41-

ARTICLE FIVE

         DEFAULT...............................................................................................-43-
         Section 5.01.     EVENTS OF DEFAULT...................................................................-43-
         Section 5.02.     RIGHTS CUMULATIVE...................................................................-45-
         ARTICLE SIX

                  MISCELLANEOUS PROVISIONS.....................................................................-45-
         Section 6.01.     TERMINATION OF AGREEMENT............................................................-45-
         Section 6.02.     AMENDMENT...........................................................................-45-
         Section 6.03.     RIGHTS HEREUNDER OF THE INDENTURE TRUSTEE, THE NOTEHOLDERS AND
                           REPLACEMENT MANAGEMENT..............................................................-46-
                           ----------------------
         Section 6.04.     GOVERNING LAW.......................................................................-46-
                           -------------
         Section 6.05.     NOTICES.............................................................................-46-
                           -------
         Section 6.06.     SEVERABILITY OF ....................................................................-47-
                           ----------------
         Section 6.07.     INSPECTION AND AUDIT RIGHTS.........................................................-47-
                           ---------------------------
         Section 6.08.     BINDING EFFECT: NO OTHER BENEFICIARIES..............................................-47-
                           --------------------------------------
         Section 6.09.     ARTICLE AND SECTION HEADINGS........................................................-47-
                           ----------------------------
         Section 6.10.     EFFECT OF TERMS OF INDENTURE........................................................-47-
                           ----------------------------
         Section 6.11.     SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.............-48-
                           -----------------------------------------------------------------------



                                      (ii)

                  SERVICING AGREEMENT (this "Agreement"), dated as of _________, 1998, among ICIFC Secured Assets Corp., as Issuer, [___________________], as Master Servicer, and ___________________, a _________________, as Servicer (the
"Servicer").

                              PRELIMINARY STATEMENT

                  Capitalized terms used but not defined in this Preliminary Statement have the meaning given such terms in Article 1 or elsewhere in this Agreement.

                  Pursuant to the Agreement for the Sale of Commercial Loans (the "Sale Agreement"), dated the date hereof, ___________________, a ____________ corporation, has conveyed to the Issuer certain mortgage loans purchased by ___________________ from the sellers listed on Exhibit A-1 (each, a "Seller" and collectively, the "Sellers") and listed on Exhibit A-2 (the "Loans") pursuant to the agreements listed on Exhibit A-1 (each, a "Purchase Agreement" and collectively, the "Purchase Agreements").

                  Pursuant to a trust indenture between the Issuer and __________________, a _________________, as indenture trustee, dated as of the date hereof, the Issuer will issue its Secured Notes, Series 199__-__ (the "Notes"). As security for the indebtedness represented by the Notes, the Issuer pursuant to the Indenture will grant to the Indenture Trustee a security interest in the Loans and any REO (as defined herein) arising therefrom (collectively, the "Assets"). The parties desire to enter into this Agreement to provide, among other things, for the servicing by the Servicer of the Assets.

                  The Servicer acknowledges that, in order to further secure the Notes, the Issuer will collaterally assign to the Indenture Trustee its interest in this Agreement, and the Servicer agrees that all covenants and agreements made by the Servicer herein shall also be for the benefit and security of the Indenture Trustee and the Noteholders.

                                   ARTICLE ONE

                                   DEFINITIONS

                  Section 1.01.     DEFINED TERMS.
                                    --------------

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, control when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Approved Budget" means each estimated budget prepared by the Servicer annually and revised if necessary to reflect the occurrence of any material event and approved by the Issuer, which approval shall not be unreasonably withheld or delayed, with respect to each applicable Mortgaged Property or REO.

                  "Asset Status Report" has the meaning set forth in Section
3.01.

                  "Assets" has the meaning set forth in the Recitals.

                  "Authorized Officer" means any officer of or other person representing the Servicer who is authorized to act for the Servicer in matters relating to, and binding upon, the Servicer, and whose name appears on a list of such authorized officers and persons furnished by the Servicer to the Indenture Trustee, as such list may be amended or supplemented in writing from time to time.

                  "Balloon Payment" means, with respect to any Loan, a scheduled monthly payment of principal and interest that is substantially disproportionate to other scheduled monthly payments due thereon.

                  "_____" means ___________________, a _____________ company.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the [location of Servicer], The City of New York or the city in which the Corporate Trust Office is located (as of the date of this Indenture, ___________, _________) are authorized or obligated by law or executive order to close.

                  "Business Plan" means, with respect to each Loan, the business plan developed by the Servicer annually and revised if necessary to reflect the occurrence of any material event and approved by the Issuer pursuant to Section
2.24 of this Agreement, substantially in the form of Exhibit H hereto.

                  "Class" means one of the classes of Notes issued pursuant to the Indenture.

                  "Closing Date" means the date on which the Notes are issued, as specified in the Indenture.

                  "Collection Account" means the custodial account or accounts created and maintained by the Servicer which shall be an Eligible Account and, if the Indenture has not been discharged, shall be entitled "Servicer as agent for Indenture Trustee in trust for Holders of Secured Notes issued by ICIFC Secured Assets Corp. under the Indenture dated as of _______, 1998", or, if the Indenture has been discharged, shall be in the name of the Issuer.

                  "Collection Period" means, with respect to any Payment Date, the period from (and including) the twentieth day of the calendar month second preceding the calendar month in which such Payment Date occurs to (and including) the nineteenth day of the calendar month preceding the calendar month in which such Payment Date occurs (or, in the case of the initial Payment Date, the period from (and including) ________ __, 1998 to (and including) ______ __, 1998.

                  "Conditional Receipt" means (A) a payment with respect to a Loan where (i) such payment represents less than the full amount of the payment or other amount then payable in connection with such Loan or (ii) the related Loan is in the process of being modified, restructured or foreclosed or (iii) the Issuer's rights under the Pledge Documents may be adversely affected by accepting such payment from an Obligor or (B) a deposit under a purchase contract with respect to an Asset that may pursuant to the terms of such purchase contract be refundable to the counterparty.

                  "Default" means any occurrence or circumstance that, with notice or lapse of time or both, would be an Event of Default.

                  "Deferred Interest" means, with respect to the Notes of a Class and any Payment Date, the aggregate amount of interest that was payable on the Notes of such Class on all preceding Payment Dates less the aggregate amount thereof actually paid on the Notes of such Class on all prior Payment Dates plus interest accrued thereon at the applicable interest rate from time to time in effect on the Notes of such Class, compounded monthly as of the end of each Interest Period to the end of the Interest Period preceding the Payment Date when paid.

                  "Delinquent Loan" means any Loan, in each case without giving effect to any grace period permitted by the related Mortgage or Mortgage Note,
(i) that is delinquent in an amount equal to at least two Monthly Payments (exclusive of Balloon Payments), (ii) that is more than fifteen days delinquent in the payment of any Balloon Payment, (iii) as to which any other material default has occurred under the Mortgage or Mortgage Note, or (iv) as to which the related Obligor files for or is placed in bankruptcy or similar insolvency proceedings or is otherwise insolvent or unable to pay its debts as they become due.

                  "Disposition" means (i) the taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the payment or prepayment of principal under a Loan in accordance with its terms, including a discounted pay-off of a Loan, (iii) the liquidation of a Loan through a trustee's sale, foreclosure sale or other sale or (iv) a sale of an Asset.

                  "Disposition Expenses" means the following expenses:

                  (a) sales brokerage expenses;

                  (b) in the case of a sale of REO, other costs of conveyance customarily paid by a seller of commercial properties of the type sold in the geographic area in which the Mortgaged Property is located;

                  (c) in the case of an insured complete or partial destruction of a Mortgaged Property, the fees of an independent insurance adjustor, legal counsel, appraisers, architects and other professionals reasonably necessary to evaluate proposed settlements and collect amounts owed by an insurance company in connection with such destruction;

                  (d) in the case of a condemnation of a Mortgaged Property, legal and other expenses reasonably necessary to evaluate proposed settlements and maximize net condemnation proceeds from the Mortgaged Property;

                  (e) in the case of a sale or resolution of a Loan, the fees of legal counsel, appraisers, and other professionals or other costs reasonably necessary to evaluate proposed sales, settlements or resolutions and otherwise document or complete such dispositions; and

                  (f) other expenses approved in writing by the Issuer as costs reasonably incurred in connection with such sale, condemnation, destruction or other conveyance;

provided in each case that such expenses are reasonable for the types of goods and services provided in the related geographical area.

                  "Disposition Fee" means, with respect to each Asset identified as a "Disposition Fee Asset" on Exhibit A and each other Delinquent Loan or REO Asset for which a Final Recovery Determination has been made, [1]% of the Net Disposition Proceeds.

                  "Disposition Proceeds" means the cash amount (other than Net Insurance Proceeds) received in connection with a Disposition.

                  "Due Date" means, with respect to any Loan and Collection Period, the date on which the related Monthly Payment is first due.

                  "Eligible Account" means any (i) deposit account maintained with an Eligible Institution or (ii) segregated trust account maintained in the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity, provided that any such state chartered depository institution is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b).

                  ["Eligible Institution" means [(1) _____________________ or
(2)] any federal or state chartered depository institution or trust company whose debt obligations are rated (A)(i) for deposits of 30 days or less, at least A-1 or F-1 by each Rating Agency and (ii) for deposits of 30 or more days, at least AA- by each Rating Agency or (B) such lower rating as will not result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any Class of Notes by any Rating Agency, as confirmed in writing by each Rating Agency.]

                  "Environmental Assessment" means an "Environmental Assessment" as described in, and meeting the criteria of the American Society for Testing and Materials ("ASTM") standard E 1527, as amended from time to time, supplemented by an evaluation of asbestos, lead and petroleum products. Each Environmental Assessment must address applicable federal, state and local environmental laws and regulations. An Environmental Assessment may be an update of an existing environmental assessment.

                  "Equity Holder" means the holder of any beneficial interests in Issuer. Initially, the Equity Holders are ______ Trust and Servicer.

                  "Escrow Account" means an Eligible Account maintained by the Servicer on behalf of the Issuer, with an Eligible Institution for deposit of Escrow Payments.

                  "Escrow Payment" means any payment received by the Servicer for the account of any Obligor for application toward the payment of taxes, insurance premiums, assessments, ground rents, tenant improvements, leasing commissions, property maintenance or repair, capital expenditures or other similar items in respect of the related Mortgaged Property.

                  "Event of Default" has the meaning set forth in Section 5.01.

                  "FDIC" means the Federal Deposit Insurance Corporation, or its successor as an insurer of deposits, if any.

                  "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

                  "Final Recovery Determination" means, with respect to any Asset, the actual recovery of the full amount of all Net Insurance Proceeds, Disposition Proceeds and other payments or recoveries (including proceeds of the final sale of any Loan or REO) that the Servicer, in its reasonable judgment as evidenced by a certificate of an Authorized Officer delivered to the Master Servicer, expects to be finally recoverable, without regard to any obligation of the Servicer to make payments from its own funds pursuant to Section 2.08.

                  "FNMA" means the Federal National Mortgage Association, or any successor thereto.

                  "Ground Lease" means, with respect to any Mortgaged Property, a leasehold interest therein instead of a fee interest therein.

                  "Hazardous Substances" means, without limitation: (i) any hazardous substance as defined in Section 101 (14) of the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 (14) and the regulations promulgated thereunder; and (ii) any other substances, materials and wastes that are or become regulated under applicable local, state or federal laws or regulations, or that are classified as hazardous or toxic under federal, state or local laws or regulations, that require remediation of such substance, material or waste. Notwithstanding the foregoing, it is expressly understood that the term Hazardous Substances as used in this Agreement shall not include (a) non-friable asbestos or (b) radon, unless it has been determined pursuant to an Environmental Assessment that a particular location presents a high radon risk.

                  "Indenture" means the Indenture dated as of __________ __, 1998 between the Issuer and ____________________ as indenture trustee, as from time to time in effect.

                  "Indenture Trustee" means the trustee under the Indenture, together with its successors thereunder.

                  "Independent" means, when used with respect to any specified Person, any such Person who (i) does not have any direct financial interest, or any material indirect financial interest, in the Equity Holders, the Issuer, the Servicer, or any Affiliate thereof, and (ii) is not connected with the Equity Holders, the Issuer, the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Equity Holders, the Issuer, the Servicer, the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Equity Holders, the Issuer, the Servicer, the Master Servicer or any Affiliate thereof, as the case may be.

                  "Interest Period" means, with respect to any Payment Date, the period from (and including) the 1st day of the second preceding calendar month (or the Closing Date in the case of the initial Payment Date) to (and including) the last day of such calendar month.

                  "Improvements" means, with respect to any real property or Mortgaged Property, all improvements and betterments thereof, and all additions and appurtenances thereto (and all renewals, substitutes and replacements thereof), whether currently existing or hereafter acquired, constructed, assembled or placed on such real property or Mortgaged Property by the Issuer, or any Special Purpose Vehicle, or the mortgagor of any Mortgaged Property.

                  "Issuer" means ICIFC Secured Assets Corp., together with its permitted successors and assigns.

                  "Issuer Expenses" means, for any period, overhead and all other costs, expenses and liabilities of the Issuer, Replacement Management or any Special Purpose Vehicle (other than Property Expenses) payable by them during such period in connection with the conduct of the Issuer's business, in each case determined on a cash basis, including but not limited to the following:

                     (i) accounting, audit and data processing expenses;

                    (ii) except to the extent included in Property Expenses, legal fees and expenses;

                   (iii) except to the extent included in Property Expenses, other professional fees (including the fees of the Servicer);

                    (iv) the amounts due the Trustee pursuant to Section 6.07 of the Indenture;

                     (v) the amounts due the Issuer Trustee pursuant to the Trust Agreement;

                    (vi) surveillance fees assessed by the Rating Agencies;

                   (vii) except to the extent included in Property Expenses, taxes (including income or franchise taxes, real estate, personal or other property taxes, and all sales, value added, use and similar taxes);

                  (viii) in the event the Servicer or the Issuer discovers, subsequent to Receipts having been deposited by or on behalf of the Issuer into any Account, that a portion of the amount so remitted (the "Mistaken Remittance") was mistakenly remitted and did not in fact constitute Receipts hereunder (whether because such monies were mistakenly allocated by the Servicer to the Assets but should have been allocated to other assets serviced by such Servicer, because under the operative documents such monies were to be retained for the benefit of the Obligor on an Asset in an escrow or similar account, or otherwise) and the Issuer submits a Request for Withdrawal to the Indenture Trustee specifying such amount and in reasonable detail the circumstances which gave rise to the mistaken remittance of such amount to the Indenture Trustee, the amount of the Mistaken Remittance; and

                    (ix) the fees and expenses of Replacement Management, if any.

                  Notwithstanding the foregoing, Issuer Expenses shall not include (1) depreciation or amortization, (2) the principal of and interest on the Notes, and (3) Property Expenses. The Master Servicer will pay the costs and expenses set forth in (i) through (vi) above from the fees it receives under the Master Servicing Agreement.

                  "Issuer Mortgage" means a mortgage or deed of trust or similar instrument which conforms with applicable legal requirements of the jurisdictions in which such instrument will be filed. Loans has the meaning set forth in the Recitals.

                  "Issuer Trustee" means [Trustee] as Trustee under the Trust Agreement dated ____________, 1998 among [_____], [_____] and the Issuer
Trustee.

                  "Lease" means any lease, sublease, further sublease, license, occupancy agreement or other agreement permitting the use or enjoyment of any space in or any part of any Asset, including any agreement relating to a loan or other advance of funds made in connection with any such Lease, any guarantee by any Person of the performance and observance of the covenants, conditions and agreements to be performed and observed under any such Lease and every modi fication, amendment or other agreement relating to any such Lease.

                  "Majority Holders" means the Noteholders holding a majority in aggregate principal amount of the Outstanding Notes of (i) the Class A Notes, for so long as the Class A Notes are Outstanding; (ii) at any time when there are no Class A Notes Outstanding, the Class B Notes, for so long as the Class B Notes are Outstanding; (iii) at any time when there are no Class A or Class B Notes Outstanding, the Class C Notes, for so long as the Class C Notes are Outstanding; (iv) at any time when there are no Class A, Class B or Class C Notes Outstanding, the Class D Notes for so long as the Class D Notes are Outstanding; (v) at any time when there are no Class A, Class 8, Class C or Class D Notes Outstanding, the Class E Notes, for so long as the Class E Notes are Outstanding; and (vi) at any time when there are no Class A, Class B, Class C J Class D or Class E Notes Outstanding, the Class F Notes, for so long as the Class F Notes are Outstanding.

                  "Master Servicer" means _____, or any successor thereto or replacement thereof.

                  "Master Servicing Agreement" means the agreement identified as such in the Recitals to the Indenture, as it may be amended from time to time in accordance with the terms hereof and thereof.

                  "Master Servicing Fees" means, with respect to any Loan or REO and Collection Period, the fee, payable monthly in arrears, that accrues, starting ________, 1998, at an annual rate per annum equal to[0.15%] of the Principal Balance of each outstanding Loan (or, with respect to REO, the Loan with respect to which such REO was acquired, less any Disposition Proceeds received in respect of such REO, until such date that the REO is no longer an Asset, after which date the Principal Balance shall be zero).

                  "Maturity Date" means with respect to any Loan, the final scheduled Due Date therefor.

                  "Modification" means any extension of the maturity date of a Loan, any change in the index or terms for repayment of a Loan, any other waiver or modification to a Loan, except any amendment, waiver or modification of any representation, warranty, covenant or condition of any Loan (other than a covenant relating to the amount, time or calculation of any scheduled payment).

                  "Monthly Payment" means, with respect to any Loan and any period, the scheduled monthly payment of principal and interest, excluding any Balloon Payment, on such Loan that is payable by an Obligor in such period under the related Mortgage Note. With respect to REO, the monthly payment, excluding any Balloon Payment, that would otherwise have been payable for the related period, assuming the related Mortgage Note has not been discharged, determined as set forth in the preceding sentence and on the assumption that: all other amounts, if any, due thereunder are paid when due.

                  "Mortgage" means the mortgage deed of trust or other instrument, including any amendments or modifications, creating a first or junior lien on or ownership interest in a Mortgaged Property securing a Mortgage Note.

                  "Mortgage Note" means, with respect to any Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of an Obligor under such Loan, including any amendments or modifications, or any renewal or substitution notes, as of such date.

                  "Mortgaged Property" means the underlying property securing a Loan, consisting of a fee simple estate or Ground Lease in a parcel of land improved by a building or facility, together with any personal property, fixtures, leases and other property or rights pertaining thereto. The term Mortgaged Property shall be deemed to refer to the property described in the preceding sentence even after the same has become REO.

                  "Net Disposition Proceeds" means the excess of Disposition Proceeds received with respect to any Asset over the amount of Disposition Expenses incurred with respect thereto.

                  "Net Insurance Proceeds" means net proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to an Asset, after all recovery expenses with respect thereto, and to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Obligor in accordance with the express requirements of the Mortgage or Mortgage Note or other documents included in the Pledge Documents binding upon the lender, or in accordance with prudent and customary servicing practices.

                  "Net REO Proceeds" means the difference between (i) collections from operations of each REO, less (ii) Property Protection Expenses or Property Improvement Expenses incurred in connection with operations of each REO that do not in the aggregate exceed (A) 115% of any line item on an Approved Budget for such REO during such Collection Period, (B) amounts otherwise expressly consented to by the Issuer, (C) emergency repairs costing not in excess of $50,000, that the Servicer has reasonably determined are necessary to
(x) protect such REO from damage or to maintain services or (y) protect the safety of persons at such REO and (D) the amount of the line item on an Approved Budget to be held for the payment of emergency expenses and expenses that will occur between the Remittance Date and the date that collections from such REO are received during the next Collection Period; provided that all capital improvements, tenant improvements and leasing commissions are paid from any applicable Escrow Account or the Reserve Account to the extent that there are sufficient funds in such Accounts to pay such expenses.

                  "Noteholder" means a Person in whose name a Note is registered in the Note Register as defined in the Indenture.

                  "Notes" means the Issuer's Secured Notes, Series 199__-__, issued pursuant to the Indenture.

                  "Obligor" means each Person now or hereafter liable for the full or partial payment or performance of any of the Loans, whether such Person is obligated directly or indirectly, primarily or secondarily, jointly or severally.

                  "Operating and Administrative Expenses" means, for any period, the aggregate of the Issuer Expenses and Property Expenses for such period.

                  "Opinion of Counsel" means a written opinion of counsel, who may be counsel for and/or an employee of the Issuer or the Issuer Trustee and who shall be reasonably acceptable to the Indenture Trustee.

                  "Outstanding", when used with respect to Notes of a Class, means, as of the date of determination, all Notes of such Class theretofore authenticated and delivered under the Indenture, EXCEPT:

                     (i) Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

                    (ii) Notes for whose payment, redemption or purchase money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; and

                   (iii) Notes that have been paid pursuant to Section 5.07 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture other than any such Notes in respect of which there shall have been presented to the Indenture Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuer.

                  "Payment Account" means the trust account created and maintained by the Indenture Trustee, as specified in the Indenture.

                  "Payment Date", when used with respect to any Note or any instalment of principal or interest thereon, means the date set forth in such Note on which such instalment of principal or interest is due and payable, which date shall be the first Business Day of the applicable month.

                  "Permitted Investment" means, with respect to any Account, any one or more of the following obligations or securities, regardless of whether issued by Issuer, Servicer, Master Servicer, the Issuer Trustee or any of their respective Affiliates and having at the time of purchase, or at such other time as may be specified, the required ratings, if any, provided for in this definition:

                     (i) obligations of, or obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America;

                    (ii) Federal Housing Administration debentures;

                   (iii) debt obligations of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Student Marketing Association, the Financing Corporation or the Resolution Funding Corporation; consolidated systemwide bonds and notes of the Farm Credit System; or consolidated debt obligations of Federal Home Loan Banks;

                    (iv) federal funds, unsecured certificates of deposit, time deposits, banker's acceptances, and repurchase agreements having maturities of not more than one year, of any bank, the short-term debt obligations of which are rated at the highest short term rating from each Rating Agency;

                     (v) deposits that are fully insured by the Federal Deposit Insurance Corporation;

                    (vi) debt obligations maturing in one year or less that have ratings of not less than ___ or ____ from each Rating Agency;

                   (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) maturing in one year or less that are rated at the highest short-term rating from each Rating Agency;

                  (viii) short term debt obligations, including commercial paper, federal funds, repurchase agreements, unsecured certificates of deposit, demand and time deposits and banker's acceptances, of issuers rated not less than ____ or ____ by each Rating Agency; PROVIDED HOWEVER, that the total amount of such investments at any time may not exceed the principal and interest payable with respect to the Notes on the next Payment Date or represent more than [20%] of the Outstanding Principal Balance of the Notes and each investment must mature within 30 days;

                    (ix) investments in money market funds rated "_____" or "______" by S&P and equivalently rated by _______;

                     (x) such other obligations as will not result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any Class of Notes by any Rating Agency, as confirmed in writing by each Rating Agency;

provided, however, that no instrument or security shall be a Permitted Investment if (a) such instrument or security evidences a right to receive only interest payments, (b) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment, (c) it is rated less than "____ by the Rating Agencies (or rated less than "___" by _____ if the term to maturity of such instrument or security is less than one year) or
(d) excluding those instruments described in (ix) and (x) above, (1) the amount of principal due at maturity is not a predetermined fixed dollar amount that cannot vary or change, (2) it has an "r" highlighter affixed to its rating by S&P, (3) it pays variable interest and such interest is tied to anything other than a single interest rate index plus a single fixed spread, or such interest does not move proportionately with such index or (4) it may be liquidated prior to maturity and such liquidation would involve a loss of principal owed or other penalty or (e) its term to maturity is greater than one year.

                  If the Indenture has been discharged, "Permitted Investments" shall mean short-term liquid investments suitable for the interim investment of funds and rated at least investment grade by either of the Rating Agencies.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Pledge Documents" has the meaning set forth in the Indenture.

                  "Principal Balance" means, with respect to any Loan, as of any date, the contractual principal balance owed by the Obligor as of such date according to the terms of the loan agreement then in effect, taking into consideration principal receipts through such date. "Principal Balance" shall exclude accrued interest, late payment fees, default or penalty interest, extension fees and similar fees and charges, unless such amounts are capitalized in a modification or restructuring.

                  "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

                  "Property Expenses" means Property Protection Expenses, Property Improvement Expenses and Disposition Expenses.

                  "Property Improvement Expenses" means, for any period, costs and expenses payable by the Issuer, Replacement Management, a Stipulated Receiver or any Special Purpose Vehicle during such period, determined on a cash basis, in connection with maintaining or improving a Mortgaged Property that are not immediately necessary to operate it, but are reasonably deemed advisable by the Servicer to maximize the proceeds from the related Loan or REO, including but not limited to the following:

                  (a) cosmetic improvements such as painting and landscaping intended to improve the salability of the property;

                  (b) build-out or modification to suit a particular prospective or actual tenant or-buyer;

                  (c) replacement of items which are obsolete or wearing out but which are not dysfunctional; and

                  (d) moneys paid to a tenant or buyer for a purpose similar to a Property Improvement Expense or Property Protection Expense;

but only to the extent such costs and expenses are paid to Persons who are not Affiliates of the Servicer, the Master Servicer or the Issuer and such expenses are reasonable for the types of goods or services provided in the geographical area in which such goods or services are provided.

                  "Property Protection Expenses" means, for any period, costs and expenses payable by the Issuer, the Servicer, Replacement Management, a Stipulated Receiver or any Special Purpose Vehicle during such period determined on a cash basis, in connection with the following:

                  (a) real estate taxes, assessments and similar charges;

                  (b) premiums for insurance the cost of which is designated herein as a Property Protection Expense;

                  (c) utility costs;

                  (d) payments required under service contracts, including but not limited to service contracts for heating, ventilation, air conditioning, fire and safety systems, elevators, landscape maintenance, pest extermination, security, model furniture, swimming pool service, trash removal, answering service and credit checks;

                  (e) payroll costs and benefits for on-site maintenance personnel, including but not limited to housekeeping employees, porters and general maintenance and security employees;

                  (f) costs required in connection with the enforcement of any lease, including but not limited to reasonable attorneys' fees, charges for lock changes and storage and moving expenses for furniture, fixtures and equipment;

                  (g) advertising and rent-up expenses, including tenant rent concessions, promotions for existing and prospective tenants, banners and signs;

                  (h) out-of-pocket maintenance and repair expenses;

                  (i) a property management fee payable monthly in arrears;

                  (j) any expense, the total cost of which will be passed through to a tenant pursuant to an executed lease, so long as such tenant is not in default under such lease;

                  (k) usual and customary leasing brokerage expenses and commissions and the additional payroll and benefit costs of on-site and temporary leasing employees;

                  (l) permits, licenses and registration fees and costs;

                  (m) any expense necessary in order to prevent a material breach by the Obligor under a lease with a non-Affiliate of the Obligor;

                  (n) any expense necessary in order to prevent or cure a material violation of any applicable law, regulation, code or ordinance;

                  (o) reasonable legal expenses for foreclosure of Loans or other means of acquiring title and collection of deficiency judgments against Obligors and guarantors thereunder or incurred in connection with one or more Loans or REO;

                  (p) the fees of any trustee under a deed of trust and other reasonable expenses of foreclosure of Loans;

                  (q) costs and expenses of any environmental remediation;

                  (r) costs and expenses of any appraisals, valuations, surveys, inspections, environmental assessments or market studies, including inspections by the Servicer of each Mortgaged Property securing a Delinquent Loan, but excluding inspections by the Servicer of each of the Mortgaged Properties conducted annually;

                  (s) costs and expenses of prosecuting remedies for breaches of representations and warranties made to the Issuer, including attorney's fees;

                  (t) litigation expenses of the Issuer, including but not limited to surety bond premiums and indemnification and reimbursement obligations under surety bonds obtained and undertakings given by the Issuer in connection with any such litigation;

                  (u) the payment of any obligation secured by a lien senior to or pari passu with that of the related Loan;

                  (v) engineering, accounting and other professional fees (including, without limitation, fees of any appraisers, consultants or advisors, but excluding legal fees to the extent otherwise included as a Property Protection Expense) and expenses related to the Assets or the administration thereof;

                  (w) emergency repair expenses with respect to Assets;

                  (x) moneys paid to settle a claim or resolve a dispute or potential claim with respect to the Mortgaged Property; and

                  (y) other reasonable fees and expenses, including attorneys' fees, reasonably incurred by the Servicer in connection with the enforcement, collection, foreclosure, modification, management and operation of the assets of the Trust and the performance of its servicing activities;

but only to the extent such costs and expenses are reasonable for the types of goods or services provided in the geographical area in which such goods or services are provided.

                  "Qualified Affiliate" means an Affiliate of the Servicer that is (a) a corporation, limited liability company or partnership wholly owned, directly or indirectly, by the Servicer or by all of the stockholders or partners of the Servicer or by individuals or entities that directly or indirectly own the stockholders or partners of the Servicer, (b) a mortgage servicing institution having a net worth of not less than $25,000,000 or such lesser amount as will not result in a downgrading, withdrawal or qualification of the rating of any Class of Notes as confirmed in writing by each Rating Agency, (c) organized and doing business under the laws of any state of the United States or the District of Columbia and (d) authorized under such laws to perform the duties of a servicer of mortgage loans.

                  ["Qualified Insurer" means (i) Lloyd's of London for so long as it is rated no lower than 5 Crowns, (2) an insurance company or security or bonding company Independent of the Servicer qualified to write the related insurance policy in the relevant jurisdiction whose claims paying ability at the time of determination is rated at least the higher of (a) one category lower than the highest rating of any Class of Notes then Outstanding and (b) "____" by both ____ and _____, or (3) such insurance company as will not result in the downgrading, withdrawal or qualification of the rating of any Class of Notes as confirmed in writing by each Rating Agency.]

                  "Qualified Servicer" means any corporation, limited liability company or partnership which at the time of determination is approved by the Issuer and the Indenture Trustee and will not result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any Class of Notes by any Rating Agency, as confirmed in writing by each Rating Agency.

                  "Qualifying Property Management Agreement" means a Servicing Agreement between the Issuer or the Servicer on the Issuer's behalf and a subservicer who is a real estate property manager under which (i) the subservicer is required to deposit tenant lease payments and other amounts received by the subservicer with respect to REO serviced by the subservicer into an Eligible QPMA Individual Account or an Eligible QPMA Sweep Account, in either case in the sole name of the Servicer or the Issuer (and over which only the Servicer or the Issuer has signing and withdrawal authority), by not later than one Business Day after the subservicer has received such funds, (ii) monies in any such Eligible QPMA Individual Account may not be commingled with any other funds, including funds held under other Qualifying Property Management Agreements, of the Issuer, the Master Servicer, the Servicer or such subservicer, PROVIDED, HOWEVER, that monies in the Eligible QPMA Sweep Account may be commingled with funds held under other Qualifying Property Management Agreements and (iii) the subservicer thereunder is required to account for the expenses for which the subservicer has received advances from such Eligible QPMA Individual Account or Eligible QPMA Sweep Account and the Issuer or the Servicer on the Issuer's behalf is required to advance to the subservicer, on a monthly basis, an amount not to exceed the approved budgeted expenses for the month. For purposes of the foregoing:

                     (i) "Eligible QPMA Individual Account" means a deposit account maintained in a federal or state chartered depository institution that is insured by the Federal Deposit Insurance Corporation and in which there is not at any time on deposit an amount exceeding $90,000 (it being understood that any such deposit account will lose its statu as an Eligible QPMA Individual Account to the extent amounts on deposit therein exceed $90,000); and

                    (ii) "Eligible QPMA Sweep Account" means an Eligible
Account.

The Servicer agrees to take appropriate steps to insure that amounts deposited into an Eligible QPMA Individual Account which, after giving effect thereto, would result in the amount on deposit therein exceeding $90,000 are swept on a daily basis to an Eligible QPMA Sweep Account

                  "Rating Agency" means either _____ or ____ or, if _____ or ____ or both shall not make a rating required hereunder publicly available, a nationally recognized statistical rating organization or organizations, as the case may be, selected by the Issuer at such time, which shall be substituted for _____ or _____ or both, as the case may be.

                  "Receipts" means any and all cash payments received by or on behalf of the Issuer on or with respect to the Assets and the Collateral, or on or with respect to any non-cash proceeds thereof, on or after the Closing Date, including, without limitation, payments received in connection with any Disposition or Lease of any Asset, or any Permitted Investment, any and all payments received on any other assets included in the Trust Estate, any and all other moneys received by or on behalf of the Issuer in connection with the holding, operation and liquidation of the Trust Estate after ________ ___, 1998 and any and all other moneys deposited by the Issuer or the Trustee in any Account; PROVIDED, HOWEVER, that Receipts shall not include (i) collections of Monthly Payments in respect of interest on the Loans due and received on or prior to _________ ___, 1998, (ii) net income from REO that is allocable to any time on or prior to _________ ___, 1998, (iii) amounts on deposit in the Suspense Account or the Escrow Accounts or Conditional Receipts until such amounts are deposited in an Account in accordance with the Servicing Agreements or amounts received other than by the Servicer until such amounts are collected or (iv) amounts remitted to the Issuer or the Servicer on the Issuer's behalf pursuant to a Qualifying Property Management Agreement by the subservicer thereunder until the monthly date under such Qualifying Real Property Management Agreement on which such subservicer is required to account to the Issuer or the Servicer on the Issuer's behalf for (A) tenant lease payments and other amounts received by such servicer during the most recent month and (B) the amount of expenses owed by the Issuer or the Servicer on the Issuer's behalf to the subservicer for the most recent month.

                  "Remittance Amount" means, with respect to any Remittance Date, the balance in the Collection Account, after withdrawal of amounts permitted to be withdrawn pursuant to Section 2.05(i)-(v) and other than amounts that have not cleared all depository institutions or have been returned for any reason, as of the last day of the related Collection Period.

                  "Remittance Date" means, with respect to each Collection Period, one Business Day prior to the related Payment Date, commencing in _________ __, 1998.

                  "REO" means (a) fee simple or leasehold interests of the Issuer in any real estate asset acquired (by foreclosure or otherwise) after the Closing Date in the course of administering or servicing the Assets and (b) all the estate, right, title and interest of every nature whatsoever of the Issuer in and to all the following and every part and parcel thereof: all Improvements on such real estate assets and all fixtures, materials, equipment, apparatus, furniture, furnishings and other property, real and personal, installed or used on such real estate assets or such Improvements, including, but not limited to, any heating, lighting, refrigeration, plumbing, ventilation, incinerating, water-heating, cooking and air-conditioning equipment, fixtures and appurtenances, window screens, window shades, venetian blinds, awnings, draperies, rugs, and other floor coverings and shrubbery and other chattels and personal property used in or furnished in connection with the operation, use and enjoyment of such real estate assets and such Improvements (if any, and only to the extent in the possession or control of the Issuer or any Affiliate thereof, other than in its capacity as a tenant or lessee, if applicable), all rights to future rents, revenues, income and profits, if any, arising from any part of such real estate assets and the use thereof, including all rents, revenues, bonus money, royalties, rights and benefits which would accrue to the Issuer under all present and future oil, gas and mineral leases on any part of such real estate asset, and all related rights, titles and interests owned, held, accruing and to accrue to and for the benefit of the owner of a legal or beneficial interest in such properties, transferable or assignable governmental permits, franchises or licenses, tenant deposits ( if any, and only to the extent in the Issuer's possession), payment bonds and performance bonds, and leases or other contracts.

                  "Replacement Management" means a Person appointed by the Indenture Trustee pursuant to Section 6.08 of the Indenture.

                  "Request for Release" means a request for release signed by an Authorized Officer, substantially in the form of Exhibit B hereto.

                  "Reserve Account" means the trust account created and maintained by the Servicer, which shall be an Eligible Account and, if the Indenture has not been discharged, shall be entitled "[Servicer], as agent for [Trustee] in trust for Holders of Secured Notes issued by ICIFC Secured Assets Corp. under the Indenture dated as of ____________, 1998," or, if the Indenture has been discharged, shall be in the name of the Issuer.

                  "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc., or any successor thereto.

                  "Sale Agreement" has the meaning set forth in the Recitals.

                  "Servicer" means _______________________ or any successor or assign permitted hereunder.

                  "Servicer's Certificate" means a certificate signed by an Authorized Officer and delivered to the Indenture Trustee, the Master Servicer and the Issuer.

                  "Servicing Agreements" means the Servicing Agreement and the Master Servicing Agreement.

                  "Servicing Fees" means, with respect to any Loan or REO and Collection Period, the fee, payable monthly in arrears, that accrues, starting _____________, 1998, at an annual rate per annum equal to _______% of the Principal Balance of each outstanding Loan as of the beginning of each Collection Period (or __________, 1998 with respect to the first Collection

Period) (or, with respect to REO, the Loan with respect to which such REO was acquired). For purposes of computing the Servicing Fee with respect to REO, the Principal Balance shall be deemed to be the Principal Balance as of the date such REO was acquired, less any Disposition Proceeds received in respect of such REO, until such date that the REO is no longer an Asset, after which date the Principal Balance shall be zero.

                  "Servicing File" means the servicing documents and other information maintained by the Servicer in respect of an Asset, which shall include, for each Loan, an inventory of the contents of the Servicing File as of the Closing Date and all subsequent additions, including, each of the items set forth on Exhibit C, to the extent applicable, and an electronic database in a software format reasonably acceptable to the Master Servicer containing information in the fields set forth in Exhibit D, which information shall be consistent with the documents in the Servicing File and the knowledge of the Authorized Officers.

                  "Special Purpose Vehicle" means a corporation, partnership or other legal entity (i) all of the capital stock, partnership interests or ownership interests of which at all times are directly or indirectly owned by the Issuer, (ii) which at no time issues, incurs or guarantees indebtedness for borrowed money, and (iii) which at no time incurs any obligation or conducts any activities not directly related to owning, operating and disposing of the Assets or their proceeds.

                  "Stated Maturity" with respect to the Notes of a Class has the meaning set forth in the form of Note of such Class.

                  "Suspense Account" means an Eligible Account established by the Issuer (or the Servicer, on behalf of the Issuer) with an Eligible Institution in the name of the Issuer, for the deposit of Conditional Receipts pending their return to the Obligor or their deposit in the Collection Account or for the temporary deposit of any amount where further information is required to determine whether such amount should be deposited in the Collection Account, an Escrow Account, another Eligible Account or paid to a third party.

                  "Trust Estate" has the meaning set forth in the Indenture.


                                   ARTICLE TWO

                     ADMINISTRATION AND SERVICING OF ASSETS

                  Section 2.01.     THE SERVICER TO ACT AS SERVICER.

                  The Issuer hereby appoints the Servicer to service and manage the Assets, and the Servicer hereby accepts such appointment and hereby agrees to service and manage the Assets pursuant to the terms of this Agreement. The Servicer agrees that its servicing and management of Assets shall be carried out in accordance with (i) applicable law, (ii) the provisions of all applicable Loan documents, (iii) the express terms of this Agreement and the Indenture,
(iv) the
servicing and asset management standards for performing and nonperforming commercial mortgage loans, as the case may be, for REO and for other collateral that are customarily employed by the Servicer in servicing and managing comparable mortgage loans in other portfolios owned by third parties and by prudent servicers servicing comparable mortgage loans for their own account, as applicable, (v) the objectives of (A) realizing upon the Assets in such a way that there will be sufficient funds in the Payment Account on each Payment Date for the payment in full of all interest due on the Notes, including Deferred Interest, (B) providing sufficient funds for the payment in full of the Notes of each Class on or prior to their respective Stated Maturities and (C) subject to clauses (A) and (B) above, maximizing proceeds recovered from the Assets and
(vi) the directions given from time to time by the Issuer; but without regard to:

                  (1) any relationship that the Servicer, any subservicer, or any Affiliate of the Servicer or any subservicer may have with the related obligor or with the Master Servicer;

                  (2) the ownership of any Note or equity interest in the Issuer (or any interest in any Note or equity interest in the Issuer) by the Servicer, any Affiliate of the Servicer, the Master Servicer or any Affiliate of the Master Servicer; or

                  (3) the Servicer's right to receive compensation for its services under the Servicing Agreement or with respect to any particular transaction.

                  In the event that the Servicer believes that it is unable to comply with the requirements of this Section 2.01 with respect to any particular Loan or REO as a result of one or more of the factors described in the foregoing clauses (A) through (C), it may, in accordance with Section 2.02, enter into a subservicing agreement pursuant to which a subservicer (who shall be the Master Servicer, unless the Master Servicer shall decline to subservice such Asset) shall perform its duties with respect to such Loan or REO. In such event, so long as such subservicer performs such duties on behalf of the Servicer in accordance with the requirements of this Section 2.01, then the Servicer shall be deemed to be in compliance therewith; PROVIDED, HOWEVER, that the entry of the Servicer into any such subservicing agreement shall not relieve the Servicer of its obligations with respect to such Loan or REO, and if both (x) the Servicer fails to perform such duties and (y) such subservicer fails to perform such duties on behalf of the Servicer (unless such subservicer is the Master Servicer), then the Servicer shall be deemed not to be in compliance with the terms of this Agreement.

                  In servicing and administering the Assets under this Agreement, the Servicer shall, subject to the terms of this Agreement, have full power and authority, acting itself or through subservicers, to do any and all things in connection with such servicing and administration that are reasonably necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby required, authorized and empowered by the Issuer to execute and deliver, in the name and on behalf of the Issuer, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral, any and all leases and lease modifications or amendments or consents pursuant to any lease of less than 20% of the leasable square footage of any REO, and any and all instruments of satisfaction or cancellation or of partial or full release or discharge, all documents, affidavits and pleadings necessary to conduct any litigation or other proceedings involving the Issuer or its assets and all other comparable instruments with respect to the Assets and with respect to the Mortgaged Properties and related collateral. The Servicer shall take all actions reasonably necessary or desirable to maintain the lien on each Mortgaged Property and related collateral. Upon the execution and delivery of this Agreement, the Servicer shall deliver to the Issuer and the Indenture Trustee a list of Authorized Officers, which list shall be updated by the Servicer after each change in Authorized Officers.

                  Unless otherwise directed by the Issuer, the Servicer may in its discretion waive any late payment charge, whether accrued or prospective, in connection with any delinquent Monthly Payment or Balloon Payment.

                  Except as expressly provided in this Agreement, the Servicer shall have no authority, without the prior written consent of the Issuer, to (i) sell or in any way hypothecate any Asset; (ii) enter into an agreement modifying or waiving the terms of any Loan or releasing any Obligor on any Loan from liability; ( iii) sign any document in the name or on behalf of the Issuer, except pursuant to a duly authorized and executed power of attorney; or (iv) act on behalf of, or hold itself out as having authority to act on behalf of, the Issuer in any manner which is beyond the scope of the terms of this Agreement.

                  With respect to any action by the Servicer requiring the consent of the Issuer or the Master Servicer, the Servicer shall provide to such Person a description (including any revised Business Plan, if necessary, as described in Section 2.23(d)) and a recommendation in respect of the proposed action, forms of documents (if any) required to be executed by such Person and the date (which shall not be earlier than 10 Business Days or, in the case of an emergency, 5 Business Days, after the date of the Servicer's notice to such Person) by which such decision must be made to avoid penalties or other adverse consequences. In the case of an emergency, the Servicer shall promptly notify the Master Servicer or the Issuer, as the case may be, by telephone and send such documents by facsimile and by overnight courier to the Issuer or the Master Servicer, as the case may be, accompanied by a cover sheet in at least 30-point bold type stating "This is a request for emergency approval pursuant to Section
2.01 of the Servicing Agreement dated as of ____________, 1998, ICIFC Secured Assets Corp.". Prior to receipt of such response, the Servicer shall have no liability for failure to act, and if the Servicer receives no response by the required date, the Servicer shall act in accordance with the first paragraph of this Section 2.01.

                  Section 2.02.     SUBSERVICERS; INDEPENDENT CONTRACTORS.

                  The Servicer may, at its own expense, contract with any subservicer or Independent contractor satisfactory to the Issuer to perform all or any portion of its duties hereunder, provided that the Servicer shall give the Issuer not less than 10 Business Days prior notice of such contracting and shall remain liable hereunder to the full extent of its duties and obligations specified herein. The Master Servicer shall be entitled to all servicing fees for any Asset subserviced by the Master Servicer.

                  Section 2.03. COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS; ESCROW ACCOUNTS.

                  (a) The Servicer shall establish and maintain Escrow Accounts into which all Escrow Payments shall be deposited. The Servicer shall notify the Indenture Trustee and the Issuer in writing of the location and account number of each Escrow Account it establishes and shall notify the Indenture Trustee and the Issuer prior to any change thereof. Withdrawals of amounts from an Escrow Account may be made, subject to the terms governing the use of the related Escrow Payments, only to: (i) effect payment of taxes, assessments, tenant improvements, leasing commissions, insurance premiums, property maintenance or repair expenses, capital expenditure, ground rents and comparable items; (ii) refund to Obligors any sums determined to be overages or remove funds erroneously deposited therein; (iii) pay interest, if required, to Obligors on balances in the Escrow Account; (iv) withdraw interest or other income which lawfully belongs to the Issuer; (v) clear and terminate the Escrow Account at the termination of this Agreement and (vi) if permitted by the terms of the Loan documents, apply such amounts or any portion thereof to principal, interest or other amounts due and owing on such Loan. The Servicer shall inform the Master Servicer prior to any advance or need for an advance to pay Escrow Payments in the manner set forth in the last paragraph of Section 2.01.

                  (b) With respect to each Mortgaged Property and REO, the Servicer shall monitor and evaluate compliance by the applicable Obligors of their obligations and shall maintain accurate records, with respect to the status of taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums payable with respect thereto as well as the payment of ground rents with respect to each Ground Lease. The Servicer shall use reasonable and diligent efforts to obtain, from time to time, originals or copies of all bills for the payment of such items (including renewal premiums), and shall cause the applicable Obligor to pay or, if and to the extent the Servicer holds adequate funds in an Escrow Account maintained for such expenses with respect to such Loan, shall itself pay from such Escrow Account, such amounts, prior to the applicable penalty or termination date. To the extent that a Loan does not require an Obligor to make payments for taxes, assessments, insurance premiums and other similar items in escrow, the Servicer shall use reasonable and diligent efforts to require that any such payment be made by the Obligor at the time they first become due. If an Obligor fails to make any such payment on a timely basis or collections from an Obligor are insufficient to pay any such item prior to delinquency, the amount of any shortfall shall be paid by the Servicer as a Property Protection Expense, except to the extent such payment is inconsistent with the provisions of the final sentence of Section 2.16 (b).

                  Section 2.04.     COLLECTION ACCOUNT; RESERVE ACCOUNT.

                  (a) The Servicer shall establish and maintain the Collection Account and the Reserve Account in trust for the benefit, and subject to the direction, of the Indenture Trustee, and, after the Notes have been paid in full, the Issuer. The Servicer shall cause the Collection Account and the Reserve Account to be Eligible Accounts. The Servicer shall deposit in the Collection Account, promptly after receipt thereof, all Receipts received by it on or after the Closing Date, including the following:

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                     (i) all payments on account of principal, including
         payments of principal received in advance of their scheduled Due Dates;

                    (ii)   all payments on account of interest;

                   (iii)   all Net Insurance Proceeds and Disposition Proceeds;

                    (iv)   all Net REO Proceeds; and

                     (v) all proceeds from Permitted Investments of funds in the Collection Account.

                  (b) Funds in the Collection Account and the Reserve Account may be invested only in Permitted Investments in accordance with the provisions of Section 2.07. The Servicer shall give written notice to the Indenture Trustee and the Issuer of the location and account number of the Collection Account and the Reserve Account and shall notify the Indenture Trustee and the Issuer in writing prior to any subsequent change thereof.

                  Section 2.05. PERMITTED WITHDRAWALS FROM THE COLLECTION ACCOUNT AND THE RESERVE ACCOUNT.

                  (a) The Servicer may make withdrawals from the Collection Account only:

                     (i)   to remove funds erroneously deposited therein;

                    (ii) to pay Servicing Fees, Disposition Fees and Master Servicing Fees and expenses due to the Servicer and the Master Servicer as of the last day of the prior Collection Period;

                   (iii) to reimburse the Servicer and the Master Servicer for unreimbursed advances, together with accrued and unpaid interest thereon at the _____ prime lending rate as in effect from time to time;

                    (iv) with respect to any Mortgaged Property or REO, (A) to pay for Operating and Administrative Expenses (including Issuer Expenses directed to be paid by Issuer from time to time), (1) that do not in the aggregate exceed 115% of any line item (excluding any Issuer Expenses) on an Approved Budget for such Mortgaged Property or REO during such Collection Period, (2) with the Master Servicer's express consent or (3) for emergency repairs costing not in excess of $50,000, that the Servicer has reasonably determined are necessary to (x) protect such Mortgaged Property or REO from damage or to maintain services or (y) protect the safety of persons at such Mortgaged Property or REO and (B) to fund the amount of the line item on an Approved Budget to be held for the payment of emergency expenses and expenses that will occur between the last day of each Collection Period and the date that collections are received during the next

         Collection Period; provided that capital improvements, tenant improvements and leasing commissions may be paid from the Collection Account only to the extent that there are insufficient funds to pay such expenses in any applicable Escrow Account or the Reserve Account;

                     (v) provided that the Servicer shall determine that to do so is consistent with its obligations under this Agreement, to pay to third parties amounts necessary to purchase or effect the release of encumbrances permitted under the Indenture ranking prior to or pari passu with the lien of the Indenture on any Loan or the lien on the property securing any Loan; and

                    (vi) to remit to the Payment Account on each Remittance Date with respect to any Collection Period, an amount equal to the Remittance Amount.

                  Amounts required to be remitted by the Servicer to the Payment Account on each Remittance Date shall be in immediately available funds. The Servicer shall keep and maintain separate accounting on an Asset-by-Asset basis.

                  (b) The Servicer may make withdrawals from the Reserve Account only:

                     (i) in accordance with Section 3.01 of the Indenture, to pay any capital expenses, tenant improvements or leasing commissions then due and payable with respect to any Mortgaged Property or REO; and

                    (ii) in the event that on any Payment Date, absent a deposit from the Reserve Account to the Payment Account pursuant to this clause
         (ii) of this Section 2.05(b), there would be a deficiency in the amount available in the Payment Account to pay the amounts specified in clauses FIRST, SECOND, THIRD, and FOURTH of Section 4.10 of the Indenture on such Payment Date, the Servicer shall to the extent of available funds in the Reserve Account withdraw from the Reserve Account an amount equal to such deficiency and remit such amount to the Payment Account on the Remittance Date.

                  The Reserve Account will not be required to be replenished in respect of any withdrawal therefrom, whether to pay Operating and Administrative Expenses or for any other reason.

                  Section 2.06.     REQUESTS FOR ADVANCES.

                  If there are insufficient funds in the Collection Account and the Reserve Account (to the extent that funds in the Reserve Account may be used for such expenditures) for Operating and Administrative Expenses currently due and payable, the Servicer shall promptly deliver to the Master Servicer and the Fiscal Agent a request for an Advance, which request shall specify the types and amounts of such unpaid Operating and Administrative Expenses, provided that the Master Servicer shall not be obligated to advance any amounts to pay any tax liabilities of the

Issuer if it is determined that the Issuer is taxable as a corporation. The Master Servicer shall either make such Advance or deliver a Nonrecoverability Certificate (as defined in the Master Servicing Agreement) within five Business Days after each such request. In the event that the Master Servicer, by the last day of the applicable time period set forth herein, shall have failed either to make an Advance or to deliver a Nonrecoverability Certificate, the Fiscal Agent shall make such required Advance on the next Business Day following such last day and shall succeed to the Master Servicer's rights hereunder with respect to such Advance.

                  Section 2.07. INVESTMENT OF FUNDS IN THE COLLECTION ACCOUNT, THE RESERVE ACCOUNT AND ESCROW ACCOUNTS.

                  The Issuer may, but shall not be required to, direct the Servicer to direct any depository institution maintaining the Collection Account, the Reserve Account or one or more Escrow Accounts to invest the funds therein. Any such investment shall only be made in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, as to any Escrow Account before payments need to be effected from such account and as to the Collection Account (i) no later than the Business Day preceding the date on which such funds are required to be withdrawn from the Collection Account pursuant to this Agreement, if a Person other than the Indenture Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from the Collection Account pursuant to this Agreement, if the Indenture Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds shall be made in the name of the Indenture Trustee while the Notes are outstanding, and in the name of the Issuer at all other times. Any net gain and net loss from investment of amounts in the Reserve Account shall be for the account of the Reserve Account, and any net gain or loss from investment of amounts in the Escrow Account and the Collection Account shall be for the account of the Servicer.

                  Section 2.08. MAINTENANCE OF INSURANCE POLICIES AND ERRORS AND OMISSIONS AND FIDELITY COVERAGE.

                  (a) The Servicer shall maintain or cause the related Obligor to maintain with respect to each Loan, fire and hazard insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of the replacement cost of the improvements which are part of such property and the Principal Balance thereof, but in no event greater than the maximum amount of such insurance required by the terms of the related Mortgage Note or Mortgage. Notwithstanding the foregoing, if the maintenance of such lesser amount of fire and hazard insurance as required by the terms of the related Mortgage Note or Mortgage would be insufficient, in the Servicer's judgment, to avoid the application of any co-insurance clause, then the Servicer shall maintain or require the related Obligor to maintain such greater amount of insurance as would be sufficient to avoid the application of any co- insurance clause. The cost of any such insurance, if not paid by the Obligor, shall be a Property Protection Expense. If a loss occurs, the Servicer will deposit in the Collection Account at its own expense an amount equal to the lesser of such loss and the amount of any reduction in recovery under a fire and hazard insurance policy required to be maintained, provided (i) such reduction in recovery results from the application of a co-insurance clause in such policy, and (ii) if the proceeds of such policy were applied to the restoration and repair of the related Mortgaged Property, such proceeds would not be sufficient to restore such Mortgaged Property to its condition as of the date hereof, reasonable wear and tear excepted, because of such reduction in recovery. The Servicer shall also cause to be maintained with a Qualified Insurer fire and hazard insurance with extended coverage including general liability on each REO in an amount which is at least equal to the greater of (i) an amount not less than is necessary to avoid the application of any co-insurance clause contained in the related fire and hazard insurance policy and (ii) the replacement cost of the improvements which are a part of such property. The cost of any such insurance shall be a Property Protection Expense. Any amounts to be collected under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the Obligor in accordance with the terms of the related Mortgage Note) shall immediately upon receipt be deposited in the Collection Account.

                  If permitted by the related Mortgage Note or Mortgage, the Servicer may, and, in the case of REO, shall, maintain with a Qualified Insurer, if reasonably commercially available, or, if applicable, may require the related Obligor to maintain, other forms of insurance including without limitation loss of rents endorsements, business interruption insurance or comprehensive public liability insurance. Notwithstanding the preceding sentence, the Servicer shall maintain earthquake insurance with respect to each REO if in the judgment of the Servicer such REO is located in an area where maintaining such insurance is consistent with prudent asset management standards for similar properties. Any such earthquake insurance shall be obtained from a Qualified Insurer and shall be in an amount equal to the probable maximum loss on the related Mortgaged Property. The cost of any insurance described in this paragraph shall be a Property Protection Expense to the extent any such cost is not paid by the Obligor under the terms of the related Loan. If the Mortgaged Property is located in a federally designated special flood hazard area, the Servicer will cause the related Obligor to maintain or will itself obtain flood insurance in respect thereof to the extent reasonably commercially available, the cost thereof being a Property Protection Expense. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid Principal Balance of the related Loan and (ii) the greater of (x) the maximum amount of such insurance required by the terms of the related Mortgage Note or Mortgage and (y) the maximum amount of such insurance as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program). If a Mortgaged Property that has become an REO is located in a federally designated special flood hazard area, the Servicer will obtain flood insurance in respect of such REO providing substantially the same coverage as described in the preceding sentence, the cost thereof being a Property Protection Expense. If the Servicer fails to maintain such insurance and a recovery under a flood or fire and hazard insurance policy in respect of an REO located in a federally designated special flood area would have been available if such insurance were maintained thereon in accordance with the terms herein, the Servicer shall either (i) immediately deposit into the Collection Account at its own expense the amount that would have been recovered or (ii) apply to the restoration and repair of the property at its own expense the amount that would have been recovered.

                  The Servicer agrees to prepare and present claims under each related insurance policy in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder.

                  All policies required hereunder shall name the Indenture Trustee and the Issuer as loss payees.

                  (b) If the Servicer determines that the Issuer would realize a cost saving as a result, the Servicer may elect to provide the insurance required by Section 2.08(a) by one or more multiproperty policies in lieu of by individual fire and hazard insurance policies with extended coverage for each property. Any such multiproperty policy shall be with a Qualified Insurer or will not result in the downgrading, withdrawal or qualification of the rating of any Class of Notes as confirmed in writing by each Rating Agency. The cost of any such multiproperty policy reasonably allocable to the Mortgaged Properties and REO shall be a Property Protection Expense. The cost of any such multiproperty policy not reasonably allocable to the Mortgaged Properties and REO shall be at the expense of the Servicer and any amount not payable under such policy because of a standard deductible clause contained in such policy shall be the responsibility of the Servicer.

                  (c) The Servicer shall maintain at its own expense a fidelity bond issued by a Qualified Insurer and in the form and amount at least equal to that maintained by the Servicer with respect to comparable mortgage loans and properties in other portfolios owned by third parties and by prudent servicers servicing comparable mortgage loans for their own account, as applicable. The issuer of such fidelity bond shall be required to give at least fifteen days prior written notice of cancellation or nonrenewal of such fidelity bond to the Issuer and the Master Servicer and, until the Indenture is discharged, the Indenture Trustee. In addition, the Servicer, at its own expense, shall keep in force with a Qualified Insurer, during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of the Servicer's officers, employees and agents in connection with its obligations hereunder. The Servicer shall cause each and every subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond that meet such requirements.

                  (d) The Servicer shall notify the Issuer and the Master Servicer and, while the Notes are outstanding, the Indenture Trustee, of any material changes that may occur in any policy of insurance covering errors and omissions and any fidelity bond and shall, upon written request of the Issuer, the Master Servicer or the Indenture Trustee, furnish to the requesting party copies of all binders and policies or certificates evidencing that such bond and insurance policy are in effect. The Servicer shall promptly notify the Issuer and the Master Servicer and, while the Notes are outstanding, the Indenture Trustee, of all cases of embezzlement or fraud or irregularities of operation, suspected or otherwise, relating to the servicing of the Assets by the Servicer and its employees, officers, directors, agents and representatives if such events involve funds relating to the Assets. The total of such losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of the Servicer's bonding companies or insurers, relating to the Assets or the servicing thereof, a copy of such report (which report may omit any references to individuals suspected of such embezzlement, fraud or irregularities of operation) shall be promptly furnished by the Servicer to the Issuer and the Master Servicer and, while the Notes are outstanding, the Indenture Trustee and the Rating Agencies.

                  Section 2.09.     ENVIRONMENTAL ASSESSMENT PRIOR TO
                                    FORECLOSURE.

                  (a) Notwithstanding any other provision of this Agreement, the Servicer shall not obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of any Mortgaged Property, if as a result of any such action the Issuer or the Indenture Trustee would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has previously determined, based on an Environmental Assessment prepared by an Independent Person who regularly conducts environmental audits, that:

                  (A) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that the Servicer has obtained the Issuer's written consent to take such actions as are necessary to bring the Mortgaged Property in compliance therewith, and

                  (B) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Substances for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any then effective federal, state or local laws or regulation, or that, if any such Hazardous Substances are present for which such action could be required, the Servicer has obtained the Issuer's written consent to take such actions with respect to the affected Mortgaged Property.

                  In the event that the Environmental Assessment first obtained by the Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Substances may be present but does not definitively establish such fact, the Servicer shall cause such further environmental tests as the Servicer shall reasonably deem prudent. Any such tests shall be deemed part of the Environmental Assessment obtained by the Servicer for purposes of this Section.

                  (b) The Environmental Assessment shall be prepared by an Independent Person approved by the Issuer who regularly conducts environmental audits for commercial property. The cost of preparing an Environmental Assessment shall be a Property Protection Expense.

                  (c) If the Servicer has obtained the Issuer's written consent to take such actions as are necessary to bring any such Mortgaged Property in compliance with applicable environmental laws or to take such action with respect to the containment, clean-up or remediation of Hazardous Substances affecting any such Mortgaged Property, the Servicer shall take such action in accordance with such consent and the recommendations in the Environmental

Assessment. The cost of any such compliance, containment, clean-up or remediation shall be a Property Protection Expense.

                  Section 2.10. DELIVERY OF PLEDGE DOCUMENTS; CERTIFICATIONS FOR RELEASE OF PLEDGE DOCUMENTS.

                  The Issuer shall cause the predecessor servicer to deliver to the Servicer all documents in its possession relating to the servicing of the Assets and such other information regarding the Assets as the Servicer needs to service the Assets in accordance with this Agreement.

                  On the Closing Date and at any time thereafter that a Pledge Document shall come into the Servicer's possession, other than as provided in this Section 2.10, the Servicer, at the Servicer's expense, shall deliver all Pledge Documents in the Servicer's possession to the Indenture Trustee and retain a copy of each such Pledge Document in the appropriate Servicing File.

                  Upon the Final Recovery Determination for any Asset in respect of which the Obligor is entitled to receive any Pledge Document, the Servicer shall immediately notify the Issuer, the Master Servicer and the Indenture Trustee by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such Asset which are required to be deposited in the Collection Account have been or will be so deposited) of an Authorized Officer and shall request delivery to it of such Pledge Documents. Except where prohibited by state law or contrary to local custom, expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be paid by the Obligor, and otherwise by the Servicer from its own funds. If necessary, the Servicer shall request the Indenture Trustee or the Issuer, as appropriate, to execute any releases or instruments of satisfaction.

                  When appropriate in connection with its servicing obligations hereunder, the Servicer may request the Indenture Trustee or the Issuer, as applicable, by delivery of a Request for Release, to deliver all or a portion of one or more Pledge Documents. The Servicer shall return any such Pledge Documents to the Indenture Trustee when the need therefor by the Servicer no longer exists, unless the related Asset shall have been liquidated. The Servicer hereby acknowledges that prior to the discharge of the Indenture, the Servicer shall hold any portion of the Pledge Documents delivered to it pursuant to this Section exclusively as agent for the Indenture Trustee.

                  The Servicer may also request the Indenture Trustee and/or the Issuer by delivery of a Servicer's Certificate to execute and deliver to the Servicer any court pleading, requests for trustees sale or other documents prepared by the Servicer, its agents or attorneys, necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Obligor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleading or documents be executed by the Indenture Trustee and the Issuer and a statement that such documents or pleading are reasonably required.

                  Any certification required pursuant to this Section 2.10 shall be substantially in the form of Exhibit B hereto.

                  Section 2.11.     SERVICING COMPENSATION.

                  As full and complete compensation for its services hereunder, the Servicer shall be entitled to Servicing Fees, Disposition Fees and certain income, reimbursements and fees set forth in Sections 2.07, 2.15 and 2.16, to the extent payable, for the related Collection Period. The Servicing Fee payable with respect to each Asset shall begin accruing on __________, 1998 and continue until the earlier of the Final Recovery Determination and the termination of this Agreement, with respect to such Asset. Fifty percent of each Disposition Fee will be paid upon the Final Recovery Determination for the related Asset. Payment of the deferred portion, the remaining fifty percent, of the Disposition Fees will only be made after all payments of principal of and interest on the Notes have been paid in full. On each Remittance Date, the Servicer shall deliver to the Master Servicer a statement showing the Servicer's calculation of such Fees for the prior Collection Period payable and accrued and the Servicer may pay the applicable Fees which are then payable from the Collection Account. In the event that the amount in the Collection Account to pay the Servicing Fee and the Master Servicing Fee for the prior Collection Period is insufficient, such fees or such portion thereof, together with interest on such unpaid amount at the _____ prime lending rate in effect from time to time, shall be aggregated and postponed as an accrued and unpaid Operating and Administrative Expense until such time as there are sufficient funds to make such payment in accordance with this Agreement.

                  Section 2.12.     TITLE AND MANAGEMENT OF REO.

                  In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale shall be taken in the name of: (x) unless any Note or other secured indebtedness of the Issuer is outstanding, the Issuer or a Special Purpose Vehicle owned by the Issuer or (y) if any Note or other secured indebtedness of the Issuer is outstanding, a Special Purpose Vehicle owned by the Issuer or such other Person or name as may be approved by the Indenture Trustee (or the trustee for such other secured indebtedness). In connection with any judicial or non-judicial foreclosure proceedings required or permitted by this Agreement, if the Servicer determines that the action described in this sentence would permit the Issuer or its Affiliates to "credit bid" in such proceedings or that such action would otherwise facilitate foreclosure of the relevant Loan, the Servicer may, pursuant to the power-of-attorney with respect to such Loan granted to the Servicer by the Issuer and the Indenture Trustee by this Section 2.12, cause such Loan or any judgment obtained in such proceedings to be assigned to a Special Purpose Vehicle at any time prior to commencement of or during the pendency of such proceedings. Upon the conclusion of such proceedings and the acquisition of title to a Mortgaged Property by a Special Purpose Vehicle, (i) if any deficiency remains due and owing upon the Mortgage Note secured by such Mortgaged Property, the Servicer shall cause the Special Purpose Vehicle to execute and deliver to the Indenture Trustee a new mortgage of such Mortgaged

Property in favor of the Indenture Trustee and (ii) the Servicer, with respect to each REO, shall coordinate the delivery to the Indenture Trustee of Pledge Documents for such REO. The Servicer is hereby authorized to enter into and execute any documents necessary in order to acquire title to any Mortgaged Property.

                  Section 2.13.  SALE OF LOANS AND REO.

                  (a) The Servicer, after written presentation to the Issuer and with the Issuer's written consent, may offer to sell for a fair price to any Person a Loan or any REO; provided that the Servicer shall not sell any Loan or REO to the Issuer or the Servicer or an Affiliate of either.

                  (b) In determining whether any bid constitutes a fair price for any Loan or any REO, the Servicer shall take into account, among other factors, the period and amount of any delinquency on the affected Loan, the physical condition of the Mortgaged Property or REO or condition of any other collateral pledged as security for such Loan, the state of the local economy, and the expected value of the Loan using the valuation methodology reasonable and customary in the locale or as otherwise described in Chapters [___] and [___] of The Appraisal of Real Estate, 11th Edition, published by the American Institute of Real Estate Appraisers.

                  (c) Any sale of a Loan or any REO shall be without recourse, except that a subordinate interest may be retained by the Issuer in a Loan and except that any contract of sale and assignment and conveyance documents may contain customary warranties of title and customary warranties of condition, if any, and such other representations and warranties as are acceptable to the Issuer, so long as (i) the only recourse for breach thereof is to the Issuer or the applicable Special Purpose Vehicle and (ii) except in the case of a representation or warranty with respect to liens and encumbrances or ownership of a Loan, any such representations and warranties shall terminate and no longer be in effect upon termination of the Issuer. In connection with the sale of a Loan or REO the Servicer may, with the express written consent of the Issuer, arrange to provide Issuer financing to the purchaser and for the Issuer to receive the purchaser's note in the amount of the portion of the purchase price remaining unpaid.

                  (d) The Disposition Proceeds shall immediately upon receipt be deposited in the Collection Account.

                  Section 2.14.       MODIFICATION, WAIVERS, AMENDMENTS AND
                                      CONSENTS.

                  (a) Upon receipt by the Servicer of any request for a modification, waiver or amendment of a Loan, the Servicer shall use reasonable efforts to obtain and furnish to the Issuer operating statements for the related Mortgaged Property for the most recent full calendar year for which operating statements are available, the last annual rent roll for the related Mortgaged Property, an estoppel certificate and a financial statement for each related Obligor, each certified by the Obligor as being true and correct. The Servicer shall agree to a modification, waiver or amendment of any term of a Loan only with the Issuer's prior written consent; provided that the Servicer may, without the Issuer's consent, waive an interest rate increase with respect to a variable rate Loan if the Servicer determines that such increase would cause a default on such

Loan by the related Obligor. The Servicer may not reduce the interest rate of any Loan to an interest rate lower than the weighted average interest rate of the Notes then Outstanding and the Servicer may not extend the maturity of any Loan to a date later than three years prior to the maturity of any Note then Outstanding. All modifications, waivers or amendments of any Loan shall be in writing.

                  (b) The Servicer may permit an Obligor to substitute collateral for all or a portion of a Mortgaged Property (or other collateral pledged as security for a Loan), pledge additional collateral for the Loan or release part of the Mortgaged Property (or other collateral pledged as security for a Loan), provided, however, the Servicer shall not permit an Obligor to substitute or add any collateral pursuant to this Section unless (i) the Servicer shall have first determined, based upon a report prepared by an Independent Person who regularly conducts environmental audits, that such collateral is in compliance with applicable environmental law, and that there are no circumstances inherent at such collateral relating to the use, management or disposal of any Hazardous Substances for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any currently effective federal, state or local law or regulation, (ii) the Servicer shall first obtain the written consent of the Issuer if the Principal Balance of the Loan exceeds $250,000 and (iii) if the substitute collateral or the additional collateral is real property, such substitution or addition will not result in the downgrading, withdrawal or qualification of the rating of any Class of Notes as confirmed in writing by each Rating Agency; provided further, that the Servicer shall not effect any substitution or addition of collateral or hold any such collateral that will have an adverse effect on the value of any Loan, require the Indenture Trustee or the Issuer, respectively, to undertake any additional duties or obligations or incur any additional expense or cause the Issuer to become an investment company within the meaning of the Investment Company Act of 1940, as amended (and for the purposes of making an investment company determination, the Servicer may obtain an Opinion of Counsel as an Issuer Expense). If the security interest in such collateral would be perfected by possession or if such collateral is perishable or otherwise requires special care or protection then, prior to agreeing to such substitution or addition of collateral, the Servicer shall make arrangements for such possession, care or protection.

                  (c) The Servicer may charge an Obligor for any reasonable, actual, out-of-pocket costs and expenses incurred by the Servicer in connection with any request for a consent, modification, waiver or amendment, provided that the Servicer shall have given the Obligor prior notice of such charge.

                  (d) The Servicer shall notify the Indenture Trustee, the Master Servicer and the Issuer of any modification, waiver or amendment of any term of any Loan and the date thereof, and shall deliver to the Indenture Trustee for deposit in the related Pledge Documents an executed copy of the agreement relating to such modification, waiver or amendment, together with the Mortgage Documents relating to any substitute or additional collateral given in connection therewith, promptly following the execution thereof.

                  (e) The Servicer shall send to the Indenture Trustee notice of and copies of any documentation relating to any assumption of a Loan, any sale or other transfer of the related

Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

                  Section 2.15.     ADDITIONAL FEES.

                  The Servicer may charge an Obligor a reasonable or customary modification fee, assumption fee, forebearance fee or similar fee, provided such modification fee is included in the applicable Business Plan or is otherwise approved by the Issuer. Such fees may be retained by the Servicer in each case in which the review and approval of the proposed action by the Master Servicer or the Issuer is not required. All other similar fees and reimbursements and any additional fees charged by the Servicer or in an approved Business Plan, except as otherwise expressly set forth in Section 2.14, shall be for the benefit of the Issuer and shall immediately upon receipt be deposited in the Collection Account.

                  Section 2.16. PROPERTY PROTECTION EXPENSES, DISPOSITION EXPENSES OR PROPERTY IMPROVEMENT EXPENSES.

                  (a) All expenses incurred by the Servicer hereunder shall be for its own account, without any right of reimbursement therefor, except for any expenses that are Property Protection Expenses, Disposition Expenses or Property Improvement Expenses made from its own funds.

                  (b) Property Protection Expenses, Disposition Expenses or Property Improvement Expenses shall be paid by the Servicer from the Collection Account as provided in Section 2.05 or, to the extent applicable, from an Escrow Account or the Reserve Account. Anything in this Agreement to the contrary notwithstanding, no Property Protection Expenses, Disposition Expenses or Property Improvement Expenses shall be paid by the Servicer unless the Servicer reasonably believes that such expenses are recoverable from payments and collections on the related Loan or REO, out of Net Insurance Proceeds, Disposition Proceeds or otherwise, or unless such expenses are required to comply with applicable law; PROVIDED, HOWEVER, that the Servicer shall notify the Master Servicer and the Issuer immediately upon its determination that any such expense is not recoverable and thereafter proceed as directed by the Master Servicer or the Issuer.

                  (c) The Servicer may effect a withdrawal from the Reserve Account only (i) as provided in Section 2.05(b) or (ii) if (A) there are insufficient funds to pay such expenses in any Escrow Account established for the payment of such expenses and (B) such withdrawal is being made for the exclusive purpose of, and shall be exclusively applied to the payment of, capital expenses, tenant improvements or leasing commissions then due and payable with respect to any Mortgaged Property or REO.

                  Section 2.17.  SERVICER TO CHECK FOR BREACHES OF
                                 REPRESENTATIONS.

                  Each Seller made certain representations and warranties in its Purchase Agreement and the Indenture Trustee may be entitled to certain remedies if such representations and warranties should prove to be incorrect.

                  With respect to representations and warranties which, if incorrect, result in a remedy of repurchase or cure, the Servicer shall at all appropriate times (E.G., foreclosure of a Loan) attempt to determine whether any representations and warranties remaining in effect were incorrect as to a particular Asset. If the Servicer believes, in its reasonable judgment, that any representation and warranty of any Seller made pursuant to the related Purchase Agreement remaining in effect was incorrect, it shall promptly prepare and deliver to _____, the Indenture Trustee and the Issuer a certificate in the form attached hereto as Exhibit E specifying the relevant details. The Servicer shall not be responsible for enforcing or pursuing the enforcement of any such remedy.

                  Section 2.18.     RESERVED.

                  Section 2.19.     THE SERVICER NOT REQUIRED TO MAKE ADVANCES.

                  The Servicer shall not be required to make any advances with respect to the payment of principal or interest on the Notes or any Property Protection Expenses, Disposition Expenses or Property Improvement Expenses. The Servicer shall be entitled to reimbursement for advances made by it from its own funds only for Property Protection Expenses, Disposition Expenses or Property Improvement Expenses as provided in Section 2.16, plus interest on such amounts at the _____ prime lending rate as in effect from time to time.

                  Section 2.20.     POWER OF ATTORNEY.

                  The Servicer may request from the Issuer and the Indenture Trustee a power of attorney with respect to each Asset and related assets substantially in the form set forth as Exhibit F hereto. Any such request shall be accompanied by a certification and power of attorney in form for execution in the form set forth in Exhibit F. The Servicer agrees that it shall use such power of attorney only in such respects as are consistent with the terms, provisions and scope of authority of the Servicer under this Agreement. The Servicer agrees to notify the Issuer if the Servicer receives from the Indenture Trustee or the Issuer a revocation of any power of attorney theretofore given. Any such revocation must be in writing and given in accordance with Section 6.05 hereof. The cost of recording such power of attorney shall be deemed a Property Protection Expense.

                  Section 2.21. PRE-CLOSING INTEREST DISTRIBUTIONS; SUSPENSE ACCOUNT; PROPERTY MANAGEMENT RECEIPTS.

                  (a) The Servicer shall remit to _____ from time to time any amounts received by the Servicer prior to ________, 1998 and any amounts received by the Servicer after

____________, 1998 paid in respect of amount which became due prior to
_________, 1998 on any Asset which was not a Delinquent Loan or REO representing Monthly Payments on the Loans. Such amounts have not been conveyed to the Issuer and no security interest therein has been granted to the Indenture Trustee, and shall not be subject to the Lien of the Indenture.

                  (b) The Servicer shall not deposit Conditional Receipts in the Collection Account, but shall deposit Conditional Receipts in a Suspense Account until such time as the proper application of such amounts has been determined.

                  (c) The Servicer shall not deposit to the Collection Account amounts remitted to the Issuer or the Servicer on the Issuer's behalf pursuant to a Qualifying Property Management Agreement by the subservicer thereunder until the monthly date under such Qualifying Real Property Management Agreement on which such subservicer is required to account to the Issuer or the Servicer on the Issuer's behalf for (1) tenant lease payments and other amounts received by such subservicer during the most recent month and (2) the amount of expenses owed by the Issuer or the Servicer on the Issuer's behalf to the subservicer for the most recent month.

                  Section 2.22.     ISSUER DELEGATION OF RIGHTS.

                  The Issuer, in its sole discretion, may delegate its rights to make decisions or give or withhold its approval or consent, with respect to actions of the Servicer pursuant to this Agreement to the Master Servicer, so long as _____ is the Master Servicer.

                  Section 2.23.     ADDITIONAL SERVICING OBLIGATIONS.

                  (a) The Servicer shall inspect or cause to be inspected each Mortgaged Property (other than Mortgaged Properties securing Loans that are not Delinquent Loans with an outstanding principal balance less than $1,000,000), at least once a year at its own expense and, if any Loan becomes a Delinquent Loan, the related Mortgaged Property shall be inspected by the Servicer as soon as practicable thereafter with the expense thereof being a Property Protection Expense. On the basis of such inspections, the Servicer shall develop a schedule of required maintenance, repairs or capital items for each Mortgaged Property (the expense of which shall be a Property Protection Expense) and notify the related Obligors of the work that needs to be performed.

                  (b) The Servicer shall use reasonable efforts (which shall include at a minimum requests by telephone and mail) to collect and review estoppel certificates with respect to each Loan, rent rolls and operating statements with respect to each Mortgaged Property and a financial statement for each Obligor on an annual basis, whether or not the Loan documents require the Obligor to deliver such information to the lender. Within 90 days after the end of each calendar year, the Servicer shall prepare and deliver to the Master Servicer and the Issuer a summary report in matrix form, reasonably acceptable to the Issuer, respecting such statements including but not limited to debt service coverage ratios, occupancy percentages, net operating income and leases in place cash flow analysis.

                  (c) The Obligors have made certain continuing representations and warranties in various Loan documents and the Issuer may be entitled to certain remedies if such representations and warranties should prove to be incorrect. The Servicer is familiar with such representations and warranties and shall have in place reasonable industry standard procedures to check, whether any of such representations and warranties were in fact incorrect and will use reasonable efforts to pursue such remedies.

                  (d) The Servicer shall develop a written Business Plan for each Loan that becomes a Delinquent Loan in respect of the payment of any principal or interest due thereon within four weeks of the occurrence and continuance of the default, including advising the Issuer as to actions necessary or desirable to achieving collection, settlement or compromise of such Loan or obtaining title to and subsequently disposing of any collateral securing such Loan.

                  (e) The Servicer shall notify Obligors of any management practices recommended in any environmental assessment and periodically take reasonable steps to determine if they are being followed.

                  (f) The Servicer shall develop or cause to be developed standard form Subordination and Nondisturbance Agreements and other commonly used documents for use with respect to the Assets, the cost of which development shall be a Property Protection Expense.

                  (g) The Servicer shall review each request for consent from an Obligor, assemble all relevant legal documentation and analysis and property, operating and leasing information and analysis and submit the same to the Issuer with a memorandum containing a summary of the facts and the Servicer's recommendation, and shall follow any instructions of the Issuer with respect thereto.

                  (h) The Servicer shall advise the Master Servicer and the Issuer promptly of any pending or threatened litigation of which it has received notice with respect to the Issuer or any Asset.

                  (i) The Servicer shall maintain records, prepared by an Authorized Officer, of each Final Recovery Determination until the earlier of
(i) its termination as Servicer hereunder and the transfer of such records to a successor servicer and (ii) five years following the termination hereof.

                  Section 2.24. APPROVAL OF ESTIMATED BUDGETS AND PAYMENT REQUESTS.

                  The Issuer shall review each estimated budget and Business Plan prepared by the Servicer and submitted to the Issuer for approval and shall give the Servicer and the Master Servicer prompt written notice of its approval or rejection of such budget or Business Plan. In the event that the Issuer shall reject an estimated budget or Business Plan submitted by the Servicer, the Issuer, or the Master Servicer on behalf of the Issuer, shall promptly confer with the Servicer regarding the reasons for its rejection of such budget or Business Plan.

                                  ARTICLE THREE

                             STATEMENTS AND REPORTS

                  Section 3.01.     REPORTING BY THE SERVICER.

                  (a) On or before (1) the [twenty-fourth] day of each month, or if such day is not a Business Day, the next succeeding Business Day, the Servicer shall render to the Master Servicer and (2) each Remittance Date, the Servicer shall render to the Issuer, the Indenture Trustee and the Rating Agencies, a report (the "Asset Status Report"), substantially in the form attached hereto as Exhibit G, as of the close of the preceding Collection Period reflecting activity since the end of the last Collection Period identified in the previous report (or since the Closing Date in the case of the first report), unless otherwise set forth below, setting forth the following:

                     (i) the aggregate deposits to and withdrawals from the Collection Account and the Reserve Account for each category of deposit and withdrawal permitted under this Agreement and the opening and closing balances in such accounts;

                    (ii) a categorized list and aggregate amount of Property Protection Expenses, Disposition Expenses and Property Improvement Expenses paid or reimbursed, including any amounts paid from the Reserve Account, together with the source of payment;

                   (iii) the amount of any Disposition Proceeds and a detailed accounting of Net Disposition Proceeds, including, for each Loan, as applicable, principal, accrued interest and prepayment penalty, and for each REO, gross sales proceeds and itemized closing costs;

                    (iv) the amount of income from any Permitted Investments of funds on deposit in the Collection Account;

                     (v) a summary of the Servicer's Certificates relating to breaches of representations and warranties and the remedy for each;

                    (vi) a summary of material modifications, material waivers or material amendments of any Loans;

                   (vii) an aged delinquency schedule of Delinquent Loans, including days past due, accrued interest and next payment date;

                  (viii) as to any applicable Mortgaged Property or REO, a budget of income and expenses for the period to be covered by the next report, together with an itemized list of budgeted and actual income and expenses for the preceding

         Collection Period and, where appropriate, an explanation for differences between the budgeted and actual amounts;

                    (ix) with respect to each Loan, the aggregate amount of Monthly Payments under the related Mortgage Notes, including Balloon Payments, and of all full prepayments, the scheduled monthly principal and interest due, the collected principal and interest for such Loan, each stated separately in respect of the period covered by such report and since the Closing Date to the end of such period;

                     (x) as to any Asset as to which a Final Recovery Determination was made, (i) the date of such Final Recovery Determination, (ii) the Principal Balance and the amount recovered with respect to the related Asset and (iii) Obligor guarantee proceeds, Obligor reimbursement proceeds and escrow proceeds, if any;

                    (xi) the loan number and amount of any principal prepayments received;

                   (xii) the amount of any Servicing Fees and Disposition Fees or other fees payable from the Collection Account and total accrual of fees to the Master Servicer, if any;

                  (xiii) for each Loan, (A) the Principal Balance, (B) the Principal Balance as of the Closing Date, (C) the performance status,
         (D) number of days delinquent on a contractual basis, (E) the property type and (F) the state;

                   (xiv) For each Non-Performing Loan, (A) the Principal Balance, (B) the stated Maturity Date, (C) the property type, (D) the state, (E) the estimated recovery value, and (F) the estimated recovery date; and

                    (xv) for each REO, (A) the property type, (B) the state, (C) the estimated recovery value and (D) the estimated recovery date.

                  (b) The Servicer shall also render to the Master Servicer, the Rating Agencies, the Indenture Trustee and the Issuer, upon the request of any of them, such other reports as the Servicer produces in the ordinary course of business with respect to the Loans and REO and such other reports as are necessary for tax or regulatory purposes. The Servicer shall also render to each Rating Agency copies of any reports prepared by the Servicer for the Issuer stating the operating results of the Servicer's management of Loans or REO. In addition, the Servicer shall render to each Rating Agency such other information with respect to the Loans and REO as may be reasonably requested by such Rating Agency. Notwithstanding anything herein to the contrary, the reasonable out-of-pocket costs and expenses of providing information to any Rating Agency pursuant to the immediately preceding sentence shall be borne by the Issuer.

                  Section 3.02.     ANNUAL CERTIFICATE.

                  On or before each __________ 1, commencing in 1998, the Servicer shall deliver to the Issuer, each Rating Agency, the Master Servicer and the Indenture Trustee a Servicer's Certificate (i) to the effect as to each signatory thereof that a review of the activities of the Servicer through the end of the last Collection Period covered by a report pursuant to Section 3.01 has been made under the supervision of such officer and that, to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and what action the Servicer proposes to take with respect thereto and (ii) remaking, as of the date of the certificate, the representations and warranties contained in Section 4.01 hereof.

                  Section 3.03.     ANNUAL ACCOUNTANTS' REPORTS.

                  On or before 120 days after the end of the first fiscal year of the Servicer that ends more than three months after the Closing Date and of each fiscal year thereafter, the Servicer at its expense shall cause a firm of independent public accountants (who may also render other services to the Servicer) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Indenture Trustee, the Master Servicer, each Rating Agency and the Issuer to the effect that such firm has, with respect to the Servicer's overall servicing operations examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and in each case stating such firms' conclusions relating thereto.

                  Section 3.04. TAX REPORTING WITH RESPECT TO FORECLOSURE AND ABANDONED PROPERTY.

                  The Servicer shall report to the Internal Revenue Service and to the related Obligor, in the manner required by applicable law, the information required to be reported regarding interest collected or refunded on the related Loan or any Mortgaged Property which is abandoned or foreclosed. The Servicer shall deliver a copy of any such report to the Issuer, the Master Servicer and the Indenture Trustee.


                                  ARTICLE FOUR

                                    SERVICER

                  Section 4.01. REPRESENTATIONS AND WARRANTIES CONCERNING THE SERVICER.

                  The Servicer represents and warrants to the Issuer as follows:

                  (a) The Servicer (i) is a [corporation] duly organized, validly existing and in good standing under the laws of _________________________, (ii) has qualified or will qualify or is exempt from qualifying to do business as a foreign corporation and will remain so qualified or exempt, and is and will remain in good standing, in each jurisdiction where the character of its properties or the Trust Estate or the nature of its activities makes such qualification necessary and in which failure to so qualify would have a material adverse effect upon the Servicer or its ability to perform its obligations hereunder, (iii) has and will have full corporate power to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement and (iv) has and will have all licenses or other governmental approvals necessary to perform its obligations hereunder.

                  (b) The execution and delivery by the Servicer of this Agreement have been duly authorized by all necessary corporate action on the part of the Servicer. Neither the execution and delivery of this Agreement, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Servicer or its properties or the articles of incorporation of the Servicer, or any material provisions of any indenture, mortgage, contract or other instrument to which the Servicer is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

                  (c) The execution, delivery and performance by the Servicer of this Agreement do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency.

                  (d) This Agreement has been duly executed and delivered by the Servicer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Servicer enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally).

                  (e) There are no actions, suits or proceedings pending or, to the knowledge of the Servicer, threatened or likely to be asserted against or affecting the Servicer before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or the Indenture or (ii) with respect to any other matter which in the judgment of the Servicer will be determined adversely to the Servicer or if determined adversely to the Servicer, will materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect the Servicer's ability to perform its obligations under this Agreement. The Servicer is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by the above-mentioned documents.

                  (f) No consents, approvals, waivers or notifications of stockholders, creditors, lessors or other nongovernmental persons are required to be obtained by the Servicer in connection with the execution and delivery of this Agreement and the consummation of all the transactions herein contemplated.

                  (g) The Servicer has appointed an agent for process in accordance with Section 6.11 hereof.

                  (h) The Servicer has reviewed the Preliminary Offering Circular dated _______, 1998 and the Offering Circular dated __________, 1998, prepared in connection with the offering of the Notes and, to the Servicer's knowledge, the description of the Servicer, its assets and its operations does not, as of the date hereof, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (i) The Servicer has obtained a fidelity bond and errors and omissions insurance in accordance with Section 2.08(c) hereof.

                  Section 4.02.     MERGER OR CONSOLIDATION OF THE SERVICER.

                  The Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of __________________, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Indenture or any of the Assets and to perform its duties under this Agreement.

                  The Servicer may not be merged or consolidated other than with a Qualified Affiliate, without the written consent of the Issuer, which consent shall not be unreasonably denied. While any Notes are Outstanding, the Servicer may not be merged or consolidated, unless the entity resulting from such merger or consolidation is a Qualified Servicer. Any Person into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 4.03.     REMOVAL OF THE SERVICER.

                  (a) The Issuer may remove the Servicer as Servicer with respect to all or some of the Assets after an Event of Default or appointment of Replacement Management or any other exercise of remedies by the Indenture Trustee in accordance with Article Six of the Indenture, upon 10 days notice to the Servicer.

                  (b) Upon an Event of Default pursuant to Section 5.01(a)(iv),
(v) or (vi), the Servicer shall be deemed removed with respect to all of the Assets and the Master Servicer shall be deemed successor Servicer, and no further action or notification on the part of the Issuer or any other person shall be required to effect the Servicers' removal and replacement.

                  (c) Upon removal of the Servicer pursuant to this Section 4.03, the Servicer, with respect to the applicable Asset(s), shall pay all moneys in the Collection Account, the

Reserve Account and any Escrow Accounts to the successor Servicer or any other persons entitled thereto, shall pay over to the successor Servicer or any other person entitled thereto all other moneys held by the Servicer and shall deliver an accounting of all moneys collected and held by it, all Servicing Files (including copies of electronic databases) and other documents and records (including copies of loan servicing and accounting computer records on disk in a software format reasonably acceptable to the Master Servicer) in its possession relating to this Agreement or to any such Asset to the successor Servicer or any other person entitled thereto and will use all reasonable efforts to effect the orderly and efficient transfer of this Agreement (or such part thereof as has been transferred) to the successor Servicer or any other person entitled thereto. Notwithstanding the foregoing, the Servicer shall be entitled to retain, with respect to the applicable Assets and upon delivery of an invoice detailing the same to the successor Servicer, only the accrued and unpaid Servicing Fee to the effective date of the servicing termination, the accrued and unpaid Disposition Fees, not including the deferred portion thereof (payment of which shall be deferred until the date that such amount would have been payable had the Servicer not been removed), to the date the Servicer received notice of its removal, any amounts it would have been permitted to receive pursuant to Sections 2.07, 2.11, 2.15 and 2.16 as of the date of such removal, any other reimbursement to which it would otherwise be entitled of amounts theretofore advanced by it and any amounts payable pursuant to its rights under
Section 4.05, and thereafter shall have no further rights hereunder with respect to such Assets.

                  Section 4.04.     SERVICER RESIGNATION AND ASSIGNMENT.

                  (a) The Servicer may resign as Servicer with respect to all of the Assets at any time upon 4 months notice to the Issuer; provided, however, that no such resignation shall become effective unless and until a Qualified Servicer enters into a servicing agreement with the Issuer in form and substance substantially similar to this Agreement. All reasonable costs and expenses incurred by the Issuer in connection with such resignation shall be paid by the Servicer.

                  (b) The Servicer may not assign this Agreement or any of its rights, powers, duties or obligations hereunder without the written consent of the Issuer and unless such assignment is to a Qualified Servicer.

                  (c) The duties and obligations of the Servicer under this Agreement shall continue until this Agreement shall have been terminated as provided in Section 6.01, the Servicer resigns, pursuant to this Section 4.04 or the Servicer is removed pursuant to Section 4.03, and shall otherwise survive the exercise by the Issuer or the Indenture Trustee of any right or remedy under this Agreement, or the enforcement by the Issuer, the Indenture Trustee or any Noteholder of any provision of the Indenture, the Notes or this Agreement.

                  Section 4.05.     LIABILITY OF THE SERVICER.

                  (a) Neither the Servicer nor any of the directors, officers, employees or agents thereof shall be under any liability to the Issuer or any third party for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in business judgment; provided, however, that the Servicer or any such Person shall be liable for any breach of warranties or representations made herein, and for any liability which would otherwise be imposed by reason of willful misconduct, bad faith, negligence in the handling of funds or gross negligence, in the performance of duties or by reason of reckless disregard of obligations or duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Servicer and any director, officer, employee or agent of the Servicer shall be indemnified and held harmless by the Trust Estate against any loss, liability or expense (including reasonable attorneys' fees) incurred in connection with any legal action relating to this Agreement, other than any loss, liability or expense: (i) incurred by reason of any breach of warranties or representation made herein, willful misconduct, bad faith, negligence in the handling of funds or gross negligence in the performance of duties or by reason of reckless disregard of obligation or duties hereunder; or (ii) incurred in connection with any violation by it of any state or federal securities law; or
(iii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of this Agreement and is not reasonably characterized as a tax on the Assets; or (iv) incurred by reason of its failure to observe the express terms of this Agreement. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under this Agreement and appearing in, prosecuting or defending such action does not expose it to any material expense or liability; provided, however, that the Servicer may in its discretion undertake any action related to its obligations hereunder that it may reasonably deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Issuer hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be Property Protection Expenses; provided, however, that no such expenses, costs or liability shall be a Property Protection Expense to the extent the Servicer's own breach of warranties or representations made herein, willful misconduct, bad faith, negligence in the handling of funds or gross negligence contributes to such expenses, costs or liabilities.

                  (b) The Servicer agrees to indemnify the Indenture Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising in respect of the Servicer's acts or omissions in connection with this Agreement except to the extent the Indenture Trustee's own bad faith, willful misconduct, negligence or gross negligence contributes to the loss, liability, damage, claim or expense.

                  (c) The Servicer agrees to indemnify the Master Servicer from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising in respect of the Servicer's acts or omissions in connection with this Agreement except to the extent the Master Servicer's own bad faith, willful misconduct, negligence or gross negligence contributes to the loss, liability, damage, claim or expense.

                  (d) The Servicer hereby agrees to indemnify the Issuer and _____ (which is acknowledged hereby to be an intended third party beneficiary hereof) for any liability imposed upon either of them as a result of any actual or alleged material misstatement or omissions from any written information regarding the Servicer that is provided by the Servicer specifically for use in any offering document for the Notes or for submission to the Rating Agencies or any regulatory agency or body.


                                  ARTICLE FIVE

                                     DEFAULT

                  Section 5.01.     EVENTS OF DEFAULT.

                  (a) Any of the following acts or occurrences shall constitute an Event of Default by the Servicer under this Agreement:

                     (i) Any failure by the Servicer to remit to the Indenture Trustee any amount required to be so remitted in accordance with the terms of this Agreement that continues unremedied for one Business Day after the date required to be remitted; or

                    (ii) Failure on the part of the Servicer duly to observe or perform in any material respect its covenants set forth in Section 4.02; or

                   (iii) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenant or agreement on the part of the Servicer in this Agreement (specifically including the Servicer's agreement to adhere to the requirements of Sections 2.01, 2.17, 2.18, 2.23 and 3.01) that continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Issuer; or

                    (iv) A decree or order of a court or agency or supervisory authority having jurisdiction in respect of the Servicer for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                     (v) The Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding of or relating to the Servicer or of or relating to all or substantially all of its property; or

                    (vi) The Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                   (vii) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time made and, within 30 days after written notice thereof shall have been given to the Servicer by the Issuer, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured.

                  (b) If any Event of Default shall have occurred and be continuing, the Issuer (subject to the provisions of the Indenture), by notice given to the Servicer (with a copy to the parties not giving such notice), shall terminate all of the rights and powers of the Servicer under this Agreement. On and after the receipt of any such notice, all rights, powers, duties and responsibilities of the Servicer under this Agreement shall vest in and be assumed by a Qualified Servicer appointed by the Issuer. The Issuer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments (including any notices to Obligors deemed necessary or advisable by the Issuer), and to do or accomplish all other acts or things necessary or appropriate to effect such vesting and assumption.

                  The Issuer, in addition to terminating all of the rights and powers of the Servicer pursuant to the immediately preceding paragraph upon the occurrence of an Event of Default of the type described in clause (i), (iii) or
(vii) above, may institute Proceedings for the collection of all amounts then due from the Servicer under this Agreement or for the specific performance of any provision of this Agreement. The Issuer shall be required to deal with any amounts collected in any such Proceeding in the same manner as if such amounts had been paid by the Servicer in accordance with the terms of this Agreement; provided, however, that the Issuer shall be authorized to collect from the Servicer, and the Servicer hereby agrees to pay, to the extent not prohibited by applicable law, all reasonable expenses, disbursements and advances incurred or made by the Issuer in connection with any such Proceeding (including the reasonable compensation and the expenses and disbursements of the Issuer's agents and counsel), except any such expenses, disbursement or advance as may be attributable to the Issuer's negligence or bad faith, and any amounts so recovered by the Indenture Trustee from the Servicer shall be for its own account.

                  The Servicer agrees following termination of its rights and powers under this Agreement pursuant to this Section 5.01(b) to deliver to any successor the Servicer appointed hereunder (or the Issuer, if no one is so appointed) all of its books and records, electronic and otherwise, relating to the servicing of the Assets as well as all funds in its possession in the Collection Account and other accounts maintained by it for the benefit of the Issuer or the Indenture Trustee.

                  Section 5.02.     RIGHTS CUMULATIVE.

                  All rights and remedies from time to time conferred upon or reserved to the Issuer, the Indenture Trustee or the Noteholders or to any or all of the foregoing are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

                                   ARTICLE SIX

                            MISCELLANEOUS PROVISIONS

                  Section 6.01.     TERMINATION OF AGREEMENT.

                  The respective duties and obligations of the Servicer and the Issuer created by this Agreement shall terminate upon the earlier to occur of
(i) the final payment or other liquidation of the last remaining Asset and (ii) the satisfaction and discharge of the Indenture pursuant to Section 8.04 of the Indenture. Upon the termination of this Agreement pursuant to this Section 6.01, the Servicer shall pay all moneys in the Collection Account, the Reserve Account and the Escrow Account to the persons entitled thereto, shall pay over to the Issuer or any other person entitled thereto all other moneys held by the Servicer and shall deliver all Servicing Files (including copies of electronic databases on disk in a software format acceptable to the Master Servicer) and other items in its possession relating to the Assets or its obligations hereunder to the Issuer or any other person entitled thereto.

                  Section 6.02.     AMENDMENT.

                  (a) This Agreement may be amended from time to time, without the consent of any of the Noteholders or the Indenture Trustee, provided that such action shall not adversely affect in any material respect the interests of any Noteholder, as evidenced by an Opinion of Counsel to such effect.

                  (b) This Agreement may also be amended from time to time, with the consent of the Indenture Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, provided, however, that no such amendment shall, without consent of each Noteholder, (i) reduce in any manner the amount of, or the timing of, payments received on the related Assets which are required to be deposited in the Collection Account; (ii) alter the priorities with which any allocation of funds shall be made under this Agreement; permit the creation of any lien on the Trust Estate or any portion thereof or deprive any such Noteholder of the benefit of this Agreement with respect to the Trust Estate or any portion thereof, except as otherwise permitted in the Indenture; or (iv) modify this
Section 6.02 or Section 4.04.

                  (c) It shall not be necessary for any consent of Noteholders under this Section 6.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

                  Section 6.03. RIGHTS HEREUNDER OF THE INDENTURE TRUSTEE, THE NOTEHOLDERS AND REPLACEMENT MANAGEMENT.

                  The Servicer acknowledges that, pursuant to the Indenture, the Indenture Trustee, the Noteholders and Replacement Management, respectively, have rights in certain circumstances (including circumstances involving an Event of Default hereunder) to exercise, or demand that the Issuer exercise, the rights and remedies available to the Issuer hereunder, and the Servicer hereby agrees to the exercise, or demand of exercise, of such rights and remedies in accordance with and subject to the terms and conditions of the Indenture. This Agreement shall be assignable by the Issuer (including without limitation by way of collateral assignment) to the Indenture Trustee or any other Person. The Issuer and the Servicer hereby agree and acknowledge that the Indenture Trustee and the Noteholders are intended third-party beneficiaries of all of the provisions and terms of this Agreement. Notwithstanding anything set forth herein, any notice required to be given to, or any consent required to be obtained from, the Indenture Trustee or the Noteholders shall only be required while Notes are outstanding under the Indenture.

                  Section 6.04.     GOVERNING LAW.

                  THIS AGREEMENT AND ALL RIGHTS, REMEDIES, LIABILITIES, POWERS AND DUTIES OF THE PARTIES TO THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  Section 6.05.     NOTICES.

                  All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified United States mail, postage prepaid, and addressed in each case as follows: (a) if to the Issuer, at _____________________________, Attention:
______________________________, with a copy to ___________________,
___________________, Attention: ______________; (b) if to the Servicer, at
_______________________________, Attention: _______________, (c) if to the
Indenture Trustee, at ____________________________, Attention:
_____________________ - ICIFC Secured Assets Corp., (d) if to the Master Servicer, at _______________________, Attention: _________________ and (e) in
the case of an emergency pursuant to Section 2.01 [provide contacts]. Any of the persons listed above may change its address for notices hereunder by giving notice of such change to the other persons. All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer of the person entitled to receive such notices and demands at the address of such person for notices hereunder.

                  Section 6.06.     SEVERABILITY OF PROVISIONS.

                  If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions, the rights of any parties hereto, or the rights of the Master Servicer, the Indenture Trustee or any Noteholders. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

                  Section 6.07.     INSPECTION AND AUDIT RIGHTS.

                  At all times during the term of this Agreement and at all times during the twelve-month period following the expiration or termination of this Agreement, the Servicer shall maintain a Servicing File with respect to each Loan. The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, the Master Servicer or the Issuer, during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Assets or the servicing thereof, to make copies and extracts therefrom, to cause such books to be audited by Independent Accountants selected by the Indenture Trustee or the Issuer, as the case may be, and to discuss its affairs, finances and accounts relating to the Assets with its officers, employees and Independent Accountants (and by this provision the Servicer hereby authorizes such Independent Accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any cost incurred by the Indenture Trustee, the Master Servicer or the Issuer in connection with the exercise of its rights under this
Section 6.07 shall be borne by the Indenture Trustee, the Master Servicer or the Issuer, as the case may be, provided that if an audit is made during the continuance of an Event of Default, the expense incidental to such audit shall in all cases be borne by the Servicer.

                  Section 6.08.     BINDING EFFECT: NO OTHER BENEFICIARIES.

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto. Except as expressly provided herein, no Person not a party hereto shall have any rights or benefits hereunder.

                  Section 6.09.     ARTICLE AND SECTION HEADINGS.

                  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning thereof.

                  Section 6.10.     EFFECT OF TERMS OF INDENTURE.

                  So long as the Notes are outstanding, the Servicer hereby acknowledges and agrees to be bound by the terms of the Indenture applicable to it.

                  Section 6.11. SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.

                  Each party hereby irrevocably and unconditionally agrees (i) to be subject to the jurisdiction of the courts of the State of New York and of the federal courts sitting in the State of New York, and (ii) (A) to the extent such party is not otherwise subject to service of process in the State of New York, to appoint and maintain an agent in the State of New York as such party's agent for acceptance of legal process, and (B) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (ii)(A) or (B) above shall have the same legal force and effect as if served upon such party personally within the State of New York.

                                  *    *    *

                  IN WITNESS WHEREOF, the Issuer, the Master Servicer and the Servicer have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                ICIFC SECURED ASSETS CORP.
                                By:      [TRUSTEE],
                                                  as Issuer Trustee

                                         By:____________________________
                                              Name:
                                              Title:


                                [MASTER SERVICER]


                                By:___________________________________
                                     Name:
                                     Title:


                                [SERVICER]


                                By:___________________________________
                                     Name:
                                     Title:

                                                                   EXHIBIT A-1
                                                                   -----------


                  SELLER                      PURCHASE AGREEMENT
                  ------                      ------------------







                                     A-1 (1)

                                                                    EXHIBIT A-2
                                                                    -----------


                                      LOANS

Control
NUMBER            PROPERTY NAME           CITY                    STATE
----------------- ----------------------  ----------------------  ----------



                                     A-2 (1)

                                                                      EXHIBIT B
                                                                      ---------



                               REQUEST FOR RELEASE

                                                        Date:_____________



To:      ____________________________________________, Indenture Trustee

Re:      ICIFC Secured Assets Corp.

[RER]    Control No.: _________     Loan Name: ___________________
Loan No.: _____________________     Obligor Name: ________________
City or County: _______________     State: _______________________


_____ All loan documents are requested in connection with the full payoff of the subject loan, payment for which has been or will be deposited in the Collection Account.

_____ All loan documents are requested in connection with the anticipated settlement of the subject loan and the settlement monies will be deposited in the Collection Account upon receipt.

_____ All loan documents are requested in connection with the anticipated sale of the subject loan and the settlement monies will be deposited in the Collection Account upon receipt.

_____    Final Recovery Determination
         The undersigned hereby certifies that all amounts received or to be received in connection with the above-referenced Loan which are required to be deposited in the Collection Account have been or will be so deposited.

_____ All loan documents are requested in connection with the anticipated foreclosure of the loan.

_____ All loan documents are requested in connection with litigation involving the loan.

_____ All loan documents are requested for use in the preparation of partial release of property described as:


         ---------------------------------------------------------------------
_____    ---------------------------------------------------------------------

         The Promissory Note contained in the Loan Documents is to be stamped "PAID IN FULL".

_____ The Promissory Note contained in the Loan Documents is NOT to be stamped "PAID IN FULL".

Documents requested:

_____    are to be executed by the Indenture Trustee

_____    are to be executed by the Issuer

_____    are not to be executed by the Indenture Trustee or the Issuer

         The documents requested to be executed by the Indenture Trustee or the Issuer, if any, are reasonably required.

         The undersigned, on behalf of the Servicer, hereby certifies that this request is made in accordance with the Servicing Agreement dated as of , 1998 among ICIFC Secured Assets Corp., ___________________, Master Servicer, and , Servicer. The Servicer will return to the Indenture Trustee the requested documents when the Servicer's need therefor has ended, unless the documents requested are to be delivered to a third party pursuant to a reconveyance. The undersigned hereby acknowledges that it will hold such documents as agent and bailee of the Indenture Trustee.


                                                       -------------------------
                                                             Authorized Officer

                                                                       EXHIBIT C
                                                                       ---------


                                 SERVICING FILES

1.       Note

2.       Modification(s) of Note (dated: )

3.       Endorsement(s) of Note by Each Payee to BT

4.       Mortgage/Deed of Trust

5.       Modification(s) of Mortgage/Deed of Trust (dated:         )
                                                           --------
6.       Assignment(s) of Mortgage by Each Mortgagee to BT

7.       Does Mortgage/DOT restrict sale/transfer/assignment by Mortgagor?

8.       Assignment of Leases and Rents

9.       Modification(s) of Assignment of Leases and Rents (dated:         )
                                                                   --------
10.      Assignment() of Assignment of Leases and Rents by Each Mortgagee to BT

11.      Guarantee

12.      Loan Application, Loan Agreement or Commitment Letter

13.      Loan Application Approval

14.      Title Policy

15.      Note: Policy Number, Date, Issuing Company, Telephone/Fax #s of Issuing
         Office

16.      Bring Down of Title Status to date of last transfer (dated:         )
                                                                     --------
17.      Endorsement of Policy by Each Insured to BT

18.      Amount of Coverage under Policy

19.      Evidence that all real taxes due have been paid (to date:         )
                                                                   --------
20.      Evidence of single tax lot

21.      Insurance - Fire & Hazard

22. Carrier, Amount, Effective Dates, covers ____ as additional insured/mortgagee?

23.      Insurance - Owner's Liability

24.      UCC

25.      Assignment (UCC-2 or UCC-3) of Financing Statement to ___

26.      Attorney's Opinion

27. Any limitations (contractual or statutory) noted on enforcement of the loan?

28.      Survey

29.      Plans and Specifications

30.      Environmental Assessment (if so, reproduce conclusion paragraph below)

31.      Indemnity for Hazardous Substances

32.      Mechanical/Structure Engineering Assessment

33.      Property Inspection Report (dated:        )
                                           --------
34.      Cash Collateral (L/Cs, Bonds, Securities)

35.      Partnership Agreement

36.      Corp. Borrowing Resolution

37.      Pledge Agreement(s)

38.      Security Agreement

39.      Participation Agreement(s)

40.      Form of Space Lease

41.      Rent Roll

42.      Date:

43.      Ground Lease

44.      Non-Disturbance Agreements - which tenants covered?

45.      Easement Agreement

46. Reciprocal Easement Agreement for Shopping Center Properties? Any operating name covenants, continuous operation covenants, termination provisions burdening BT's security?

47.      Trust Agreement

48.      Estoppels from tenants:
         from lender:

49.      Business Interruption Insurance

50.      Term of Coverage

51.      Cross Default with Other Loans

52.      Hotel Franchise, Management or License Agreement, if applicable

53.      Appraisal

54.      Financial Statements - Borrower (dated:         )
         Evidence of Bankruptcy or Receiver Appointed?

55.      Financial Statements - Guarantor (dated:         )
                                                  --------
56.      Operating Statements (dated:         )
                                      --------
57.      Certificate of Occupancy

58.      Property Inspection Reports

59.      Correspondence File

60.      Releases, Waiver, Satisfactions

                                                                       EXHIBIT D
                                                                       ---------


                           ELECTRONIC DATABASE FIELDS

                                                                       EXHIBIT E
                                                                       ---------

-------------------



[Indenture Trustee]

                  Re: ICIFC Secured Assets Corp. Servicer Certificate Pursuant to Section 2.17 of Servicing Agreement

Dear Ladies and Gentlemen:

                  In connection with our obligations set forth in Section 2.17 of the Servicing Agreement dated as of _____________, 1998 between ICIFC Secured Assets Corp. (the "Issuer"), and [Servicer], as Servicer, to determine whether any representations and warranties made by a Seller remaining in effect were incorrect. Capitalized terms not otherwise defined herein have the meaning set forth in the Servicing Agreement.

                  Investor Loan No.:
                  Name:
                  State:
                  Purchase Agreement Date and Seller Name:
                  Clause of Purchase Agreement
                  containing breached representation or warranty:


                                            [Servicer],



                                                     Authorized Officer

                                                                       EXHIBIT F
                                                                       ---------





                                                       LOAN NO.__________


                            LIMITED POWER OF ATTORNEY
                            -------------------------

                  KNOW ALL MEN by these presents that the undersigned ICIFC SECURED ASSETS CORP., a Delaware business trust (the "Issuer"), acting through [Trustee], its trustee ("Issuer Trustee"), and _____________________ (the "Indenture Trustee") whose address for purposes of this Limited Power of Attorney is __________________________, Attention: __________________________
-ICIFC Secured Assets Corp., under that certain Indenture, dated as of __________, 1998 (the "Indenture") between the Issuer and the Indenture Trustee, pursuant to Section 6.08 of the Indenture, hereby make, constitute and appoint , acting in its capacity as servicer under the Servicing Agreement referred to below and by and through the officers named in Schedule I attached hereto and made a part hereof, as the true and lawful attorney-in-fact for the Issuer and the Indenture Trustee (but such appointment is expressly limited to the Indenture Trustee's capacity as Indenture Trustee under the Indenture) and in the name, place and stead of the Issuer and the Indenture Trustee, and for the use and benefit of the Issuer and the Indenture Trustee with respect to such loan and other asset(s) more particularly described on EXHIBIT A attached hereto and made a part hereof (the "Asset"), and in accordance with the provisions hereof and the applicable terms and conditions of the Indenture and Servicing
Agreement:


1. To transfer, sell, convey or assign the Asset to a person, entity or nominee such that such transferee or assignee may act, in lieu of the Issuer or the Indenture Trustee, for matters related to the Asset as are specified herein and so long as such acts are consistent with the limitations imposed on said attorney-in-fact herein and in the Servicing Agreement, dated as of ____________, 1998 among the Issuer, _____ and said attorney-in-fact (the "Servicing Agreement").

                  2. To ask, demand, recover, collect, receive, hold, possess all sums of money, debts, dues, goods, wares, merchandise, chattels, effects, bonds, notes, checks, drafts, accounts, deposits, safe deposit boxes, interest, dividends, stock certificates, certificates of deposit, insurance benefits and proceeds, documents of title, personal and real property, tangible and intangible property, and property rights, liquidated and unliquidated, which now are or hereafter shall be or become due, owing, payable, or belonging to the Issuer or the Indenture Trustee, in respect of the Asset and upon receipt thereof or any part thereof, to make, sign, execute and deliver such receipts, releases or other discharges for the same as said attorney-in-fact shall deem necessary or appropriate.

                  3. To lease, purchase and acquire and to bargain, contract and agree for the lease, purchase and acquisition of and to take, receive, possess and manage any real or personal property related in any way to the Asset, tangible and intangible, or any interest therein, on such terms and conditions and under such covenants as said attorney-in-fact shall reasonably deem necessary or appropriate.

                  4. To enter into and upon each of the real properties constituting a part of or related in any way to the Asset and to let, manage and improve such real property and to list, manage and improve the real property or any part thereof and to repair and otherwise improve or alter and to insure any buildings or structures thereon.

                  5. To market and sell, either at public or private sale any part or parts of the Issuer's or the Indenture Trustee's real or personal properties relating to the Asset, including indebtedness or evidence thereof constituting a part of or relating in any way to the Asset for such consideration upon such terms as said attorney-in-fact shall think necessary or appropriate including sales on credit, and for that purpose to bargain, contract and agree with respect to the sale of such properties and to execute and deliver good and sufficient deeds, bills of sale, assignments or other instruments or endorsements for the conveyance or transfer of the same with such limited covenants of warranty of ownership through or under the Issuer or the Indenture Trustee, as applicable, and not otherwise as said attorney-in-fact shall reasonably deem necessary or appropriate and to give receipts for all or part of the purchase price or other consideration.

                  6. To sign, endorse, execute, acknowledge, deliver, receive and possess such applications, contracts, agreements, options, covenants, deeds, conveyances, trust deeds, security agreements, bills of sale, leases, mortgages, assignments, insurance policies, bills of lading, warehouse receipts, documents of title, bills, bonds, debentures, checks, drafts, bills of exchange, notes, stock certificates, proxies, warrants, commercial paper, receipts, withdrawal receipts and deposit instruments related to accounts or deposits in or certificates of deposit of banks, savings and loan or other institutions as associations, proofs of loss, evidence of debts, partial or full releases and satisfactions or mortgages, judgments, liens, security agreements and other debts and obligations and other instruments in writing of whatever kind and nature as may be necessary and proper in the exercise of the rights and powers herein granted related to the Asset.

                  7. To deposit any monies which may come to said attorney-in-fact in such capacity in either: (i) any account permitted pursuant to the terms of the Indenture or the Servicing Agreement or (ii) any temporary account created with respect to the Asset by or under the jurisdiction of any court.

                  8. To engage, employ, dismiss any agents, accountants, advisors, consultants, attorneys, property managers, brokers or other persons in the performance of these presents as may be required by law, rule or regulation or as attorney-in-fact shall reasonably deem proper or with prior written consent of the Indenture Trustee to appoint substitute attorneys-in-fact, as said attorney-in-fact reasonably deems proper regarding the Asset.

                  9. To make demands, appoint or replace trustee or substitute trustees, give notice of default, notices of intent to accelerate, notices of acceleration or such other notices as the attorney-in-fact reasonably deems necessary or appropriate and to take other actions and exercise other rights which may be taken by the Issuer or the Indenture Trustee under the terms of any loan agreements, security agreements, guarantees or other documents or agreements evidencing or otherwise related to the Asset including foreclosure, lease, sale, taking possession of, realization upon or any other disposition of any Asset or any collateral there for or guarantee thereof.

                  10. To sue on or otherwise prosecute any claim or cause of action or commence or seek any legal or equitable, administrative or other remedy in any legal, administrative, arbitration, mediation or other proceeding whatsoever including non-judicial repossessions and foreclosures or similar actions to recover collateral, to compromise, settle or receive or make, execute or deliver any endorsements, acquittances, releases, receipts or other discharges of any claim, cause of action, determination, judgment or other proceeding for or in the name of the Issuer or the Indenture Trustee related to the Asset.

                  11. To sign any federal or state or local tax information form, disclosure, protest or affidavit relating to the Asset.

                  12. To otherwise act or take such action as is permitted to be taken by the attorney-in-fact appointed hereunder pursuant to the Servicing Agreement.

                  This instrument is to be construed and interpreted as a Limited Power of Attorney regarding the Asset. The foregoing enumeration of specific items, acts, rights and powers is not intended to, nor does it give rise to, and it is not to be construed as general power of attorney in respect of the Asset. Should any provision of this Power of Attorney be held to be invalid or unenforceable, such provision shall be deemed severed from this instrument and remaining provisions of this Power of Attorney shall remain in full force and effect.

                  The attorney-in-fact appointed hereunder shall not be obligated to furnish bond or other security in connection with the actions hereunder.

                  This Limited Power of Attorney is executed by the Indenture Trustee solely in its capacity as trustee under the Indenture and not individually and by the Issuer as the owner of the Asset. The Issuer acquired the Asset pursuant to an Assignment and Assumption of Mortgage, Fixture Filing and Other Documents, dated as of ______________, 1998, from _____. Pursuant to the Indenture, the Issuer granted to the Indenture Trustee, for the benefit of holders of the Issuer's Secured Notes, Series 199__-__ (the "Notes"), a security interest in all of the Issuer's right, title and interest in the Asset and certain related instruments.

                  Nothing herein shall be deemed to amend or modify the Indenture or Servicing Agreement and the respective rights and obligations of the Indenture Trustee, the Issuer and the attorney-in-fact as service thereunder. Notice is hereby given that neither the Indenture Trustee nor the Issuer shall be liable for any misuse of this power.

                  Until 11:59 p.m. on the first day of the calendar month which begins more than three full years after the date of execution hereof, this instrument shall continue in full force and effect unless it is earlier revoked as provided below by either the Issuer or the Indenture Trustee or modified by the Issuer and the Indenture Trustee by a written instrument, PROVIDED, HOWEVER, that such revocation or modification shall in no way effect any obligations or liabilities of the Issuer or the Indenture Trustee lawfully incurred by such attorney-in-fact on behalf of the Issuer or the Indenture Trustee pursuant hereto, prior to the date of the written revocation or modification and provided further that in the event this instrument is so modified it shall continue in full force and effect except as so modified.

                  This Limited Power of Attorney shall remain in effect until the earliest to occur of one of the following events: (i) a revocation executed by either the Indenture Trustee or the Issuer; (ii) the suspension or termination of the attorney-in-fact under the Servicing Agreement or Indenture; or (iii) the transfer of servicing under the Indenture or Servicing Agreement; PROVIDED, HOWEVER, that absent actual knowledge of any such events on the part of any person dealing with the attorney-in-fact, this limited Power of Attorney shall remain effective, absent actual notice to the contrary, as against any person dealing with the attorney-in-fact unless a written instrument of revocation executed by the Indenture Trustee or the Issuer is recorded in the Real Property Records of the jurisdiction in which the real property described on EXHIBIT A is located. Parties dealing with or acting in reliance on this Power of Attorney shall not be required to inquire, verify or otherwise determine the status of said attorney-in-fact or the authorization for the actions taken hereunder, nor shall such parties have any duty or obligation, before relying on this Limited Power of Attorney, to inquire, verify or otherwise determine that this Power of Attorney is unmodified and unrevoked.

                  IN WITNESS WHEREOF, the Issuer, acting through the Issuer Trustee, and the Indenture Trustee have each hereunto caused this Power of Attorney to be signed in the names of their respective appointed representative or authorized officer by authority granted under the Indenture this th day of , 1998.

                                    ISSUER

                                    ICIFC SECURED ASSETS CORP.

                                    By:      [Trustee],
                                             as Issuer Trustee

                                             By: _____________________
                                                Name:
                                                Title:

                                       INDENTURE TRUSTEE
                                       -----------------

                                       ___________________, as Indenture Trustee
                                       and not in its individual capacity

                                       By: ____________________
                                          Name:
                                          Title:

STATE OF NEW YORK   )
                    )
COUNTY OF NEW YORK  )

                  On the ___th day of , 1998, before me personally came _____________, to me known, who, being by me duly sworn, did depose and say that s/he resides at ______________________; that s/he is the of [Trustee], as Issuer Trustee, the corporation that executed the above instrument; and that s/he signed her/his name thereto by order of the Board of Directors of said corporation.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[NOTARIAL SEAL]
                                              ---------------------------------
                                              Notary Public






STATE OF NEW YORK   )
                    )
COUNTY OF NEW YORK  )

                  On the _____th day of , 1998, before me personally came , to me known, who, being by me duly sworn, did depose and say that s/he resides at _____________________, ______________; that s/he is the
_______________________ of _________________________________, as Indenture
Trustee, the corporation that executed the above instrument; and that s/he signed her/his name thereto by order of the Board of Directors of said corporation.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[NOTARIAL SEAL]                                __________________________
                                                        Notary Public

                                                                       EXHIBIT G
                                                                       ---------


                              ASSET STATUS REPORT*









-------------------------------
*     _________ to provide.

                                                                       EXHIBIT G
                                                                       ---------


_______________________________, SERVICER
___________________, MASTER SERVICER,
ICIFC SECURED ASSETS CORP., ISSUER
COLLECTION ACCOUNT STATUS REPORT

COLLECTION PERIOD: ________, 1998 TO ___________, 1998
REMITTANCE DATE: ___________, 1998


Collection Account Status                                                                 Amount                       Comments

BEGINNING BALANCE                                                                         0.00

Deposits per Section 2.04

           (i)Principal Payments                                                          0.00
           Principal Prepayments                                                          0.00
           (ii)Interest Payments                                                          0.00
           (iii)Net Insurance and Disposition Proceeds                                    0.00
           (iv)Net REO Proceeds                                                           0.00
           (v)Investment Income                                                           0.00

             Total Deposits                                                               0.00

Withdrawals per Section 2.05

           (i)To correct funds deposited in error                                         0.00
           (ii)Servicing Fees                                                             0.00
            Disposition Fees                                                              0.00
           Master Servicing Fees                                                          0.00
           (iii)Reimbursement for Advances                                                0.00
           by Master Servicer & Interest thereon
           (iv)Operating and Administrative Expenses                                      0.00
           Emergency Expenses
           (v)      Amounts to third parties to purchase or effect
                    the release of encumbrances permitted under the                       0.00
                    Indenture
           (vi)Remittance to Payment Account                                              0.00

            Total Withdrawals                                                             0.00

ENDING BALANCE                                                                            0.00



                                     _______________________________, SERVICER
                                        ICIFC SECURED ASSETS CORP., ISSUER
                                       ___________________, MASTER SERVICER

                                                  EXPENSE SUMMARY

                                     FOR THE PERIOD ENDING ____________, 1998


Summary of Expenses

             Property Protection Expenses                                           0.00
             Property Improvement Expenses                                          0.00
             Disposition Expenses                                                   0.00

                      Total                                                         0.00

________ of Payment

             Collection Account                                                     0.00
             Reserve Account                                                        0.00
             Escrow Account                                                         0.00
             Master Servicer Advance                                                0.00

                      Total                                                         0.00

                    _______________________________, SERVICER
                       ICIFC SECURED ASSETS CORP., ISSUER
                      ___________________, MASTER SERVICER

                                 EXPENSE DETAIL

                    FOR THE PERIOD ENDING ____________, 1998



                                             DATE                                    EXPENSE                     EXPENSE
    ASSET #           ASSET NAME             PAID              AMOUNT                  TYPE                     CATEGORY
-------------------------------------------------------------------------------------------------------------------------
       1               Sample 1            mm/dd/yy            0.00                Property Protection          Taxes
                                           mm/dd/yy            0.00                Property Improvement         Landscaping
                                           mm/dd/yy            0.00                Disposition                  Sales Commissions
                    Total Sample 1                             0.00

       2               Sample 2            mm/dd/yy            0.00                Legal

                    Total Sample 2                             0.00

                      GRAND TOTAL                              0.00



                                             _______________________________, SERVICER
                                                 ICIFC SECURED ASSETS CORP., ISSUER
                                                ___________________, MASTER SERVICER
                                                         DISPOSITION REPORT

                                       FOR THE PERIOD __________, 1998 TO ____________, 1998



                                                                    DISPOSITION PROCEEDS


                                                                                          PREPAYMENT         GROSS REO
  ASSET #        ASSET NAME         LOAN/REO          PRINCIPAL          INTEREST         PENALTIES       SALES PROCEEDS
----------------------------------------------------------------------------------------------------------------------------
     1            Sample 1            Loan        $2,500,000.00            $0.00             $0.00               $0.00
     2            Sample 2            Loan        $3,000,000.00      $250,000.00             $0.00               $0.00

                                                ----------------------------------------------------------------------------
                Loan Subtotal                     $5,500,000.00      $250,000.00             $0.00               $0.00
                                                ----------------------------------------------------------------------------

     3            Sample 3            REO                 $0.00            $0.00             $0.00       $5,000,000.00
     4            Sample 4            REO                 $0.00            $0.00             $0.00       $1,000,000.00

                                                ----------------------------------------------------------------------------
                REO Subtotal                              $0.00            $0.00             $0.00       $6,000,000.00
                                                ----------------------------------------------------------------------------
                                                ----------------------------------------------------------------------------
                    Total                         $5,500,000.00      $250,000.00             $0.00       $6,000,000.00
                                                ============================================================================


                                                        TOTAL                                     TOTAL
                                                  GROSS DISPOSITION        DISPOSITION       NET DISPOSITION
  ASSET #        ASSET NAME         LOAN/REO           PROCEEDS             EXPENSES             PROCEEDS
-------------------------------------------------------------------------------------------------------------
     1            Sample 1            Loan          $2,500,000.00              $0.00         $2,500,000.00
     2            Sample 2            Loan          $3,250,000.00              $0.00         $3,250,000.00

                                                -----------------------------------------------------------
                Loan Subtotal                       $5,750,000.00              $0.00         $5,750,000.00
                                                -----------------------------------------------------------

     3            Sample 3            REO           $5,000,000.00        ($75,000.00)        $4,925,000.00
     4            Sample 4            REO           $1,000,000.00        ($25,000.00)          $975,000.00

                                                -----------------------------------------------------------
                REO Subtotal                        $6,000,000.00       ($100,000.00)        $5,900,000.00
                                                -----------------------------------------------------------
                                                -----------------------------------------------------------
                    Total                          $11,750,000.00       ($100,000.00)       $11,650,000.00
                                                ===========================================================


                             _______________________________, SERVICER
                                ICIFC SECURED ASSETS CORP., ISSUER
                               ___________________, MASTER SERVICER

                                 SUMMARY OF SERVICER CERTIFICATES
                            BREACHES OF REPRESENTATIONS AND WARRANTIES
                                      AS OF ___________, 1998



                                       DATE OF           APPLICABLE CLAUSE       ESTIMATED
                                      SERVICER'S            OF PURCHASE          RESULTING                            RESOLUTION
    ASSET #      NAME        STATE   CERTIFICATE             AGREEMENT             LOSS                     REMEDY       DATE
----------------------------------------------------------------------------------------------------------------------------------

       1       Sample 1       NY       mm/dd/yy                                   0.00                                 mm/dd/yy
       2       Sample 2       CA       mm/dd/yy                                   0.00
       3       Sample 3       MA       mm/dd/yy                                   0.00

                       _________________________, SERVICER
                       ICIFC SECURED ASSETS CORP., ISSUER
                      ___________________, MASTER SERVICER

                SUMMARY OF MODIFICATIONS, WAIVERS AND AMENDMENTS
                             AS OF ___________, 1998



                                         DATE OF
                                       MODIFICATION
   LOAN #     NAME      OFFICER     WAIVER OF AMENDMENT             DESCRIPTION
   -----------------------------------------------------------------------------

     1      Sample 1


     2      Sample 2


     3      Sample 3

                                        _________________________, SERVICER
                                        ICIFC SECURED ASSETS CORP., ISSUER
                                       ___________________, MASTER SERVICER

                                                DELINQUENCY REPORT
                                              AS OF ___________, 1998



                                          OUTSTANDING           # DAYS          ACCRUED         NEXT
         LOAN #           LOAN NAME    PRINCIPAL BALANCE       PAST DUE        INTEREST     PAYMENT DATE

0-29 Days Past Due

            1             Sample 1          0.00                 0                0.00         mm/dd/yy
            2             Sample 2          0.00                 0                0.00         mm/dd/yy
            3             Sample 3          0.00                 0                0.00         mm/dd/yy

30-59 Days Past Due

            4             Sample 1          0.00                 0                0.00         mm/dd/yy

60-89 Days Past Due

            5             Sample 1          0.00                 0                0.00         mm/dd/yy
            6             Sample 2          0.00                 0                0.00         mm/dd/yy

90+ Days Past Due

            7             Sample 1          0.00                 0                0.00         mm/dd/yy

                       _________________________, SERVICER
                       ICIFC SECURED ASSETS CORP., ISSUER
                      ___________________, MASTER SERVICER

                             BUDGET-TO-ACTUAL REPORT

                             AS OF __________, 1998


    Asset #
     Asset Name
     Officer


                                 CURRENT PERIOD          CURRENT PERIOD          CURRENT PERIOD                  NEXT PERIOD
                                     BUDGET                  ACTUAL                 VARIANCE                        BUDGET
--------------------------------------------------------------------------------------------------------------------------------
Income

     Rent Revenue                         0                       0                       0                              0
     Other                                0                       0                       0                              0

     Total Income                         0                       0                       0                              0

Expense: Operating

     Operating                            0                       0                       0                              0
     Taxes                                0                       0                       0                              0
     Insurance                            0                       0                       0                              0

Expenses: Non-Operating

     Legal                                0                       0                       0                              0
     Tenant Improvements                  0                       0                       0                              0
     Capital Improvements                 0                       0                       0                              0
     Leasing Commissions                  0                       0                       0                              0
     Other                                0                       0                       0                              0

     Total Expense                        0                       0                       0                              0

Net Income/(Expense)                      0                       0                       0                              0
                             ----------------------  ----------------------  ----------------------         ----------------------

                       _________________________, SERVICER
                       ICIFC SECURED ASSETS CORP., ISSUER
                      ___________________, MASTER SERVICER

                      MONTHLY PAYMENTS AND FULL PREPAYMENTS
                             AS OF ___________, 1998



                                  CURRENT COLLECTION PERIOD                         INCEPTION-TO-DATE

                         MONTHLY   BALLOON    PRINCIPAL       FULL       MONTHLY   BALLOON   PRINCIPAL       FULL
   LOAN #   LOAN NAME      P&I     PAYMENTS  PREPAYMENTS  PREPAYMENTS      P&I     PAYMENTS PREPAYMENTS  PREPAYMENTS
--------------------------------------------------------------------------------------------------------------------
     1      Sample 1      0.00      0.00        0.00         0.00         0.00      0.00       0.00         0.00
     2      Sample 2      0.00      0.00        0.00         0.00         0.00      0.00       0.00         0.00
     3      Sample 3      0.00      0.00        0.00         0.00         0.00      0.00       0.00         0.00

              Total       0.00      0.00        0.00         0.00         0.00      0.00       0.00         0.00

                       _________________________, SERVICER
                       ICIFC SECURED ASSETS CORP., ISSUER
                      ___________________, MASTER SERVICER

                      MONTHLY PAYMENTS AND FULL PREPAYMENTS
                             AS OF ___________, 1998



                     FINAL RECOVERY
                      DETERMINATION   PRINCIPAL    BOOK     RESULTING    GUARANTEE  REIMBURSEMENT   ESCROW
  ASSET #    NAME         DATE         BALANCE    VALUE       LOSS       PROCEEDS      PROCEEDS    PROCEEDS
-----------------------------------------------------------------------------------------------------------

     1     Sample 1     MM/DD/YY        0.00       0.00       0.00         0.00          0.00       0.00
     2     Sample 2     MM/DD/YY        0.00       0.00       0.00         0.00          0.00       0.00
     3     Sample 3     MM/DD/YY        0.00       0.00       0.00         0.00          0.00       0.00

            Total           0.00        0.00

                       _________________________, SERVICER
                       ICIFC SECURED ASSETS CORP., ISSUER
                      ___________________, MASTER SERVICER

                          CALCULATION OF SERVICING FEES
                 FOR PERIOD _________, 1998 TO ___________, 1998




                           OUTSTANDING PRINCIPAL                                  SERVICE
    LOAN #   LOAN NAME     BALANCE AS OF ________          FEE RATE                FEE
--------------------------------------------------------------------------------------------

       1      Sample 1               0.00                   0.350%                 0.00
       2      Sample 2               0.00                   0.350%                 0.00
       3      Sample 3               0.00                   0.350%                 0.00

               Total                 0.00                                          0.00

                       _________________________, SERVICER
                       ICIFC SECURED ASSETS CORP., ISSUER
                      ___________________, MASTER SERVICER

                         CALCULATION OF DISPOSITION FEES
                FOR PERIOD ___________, 1998 TO __________, 1998




                                               NET DISPOSITION                                   DISPOSITION
    LOAN #            LOAN NAME                   PROCEEDS                   FEE RATE               FEE
----------------------------------------------------------------------------------------------------------------
       1               Sample 1                 1,500,000.00                  [1.00]%            15,000.00
       2               Sample 2                 2,000,000.00                  [1.00]%            20,000.00
       3               Sample 3                 2,500,000.00                  [1.00]%            25,000.00

                        Total                   6,000,000.00                                     60,000.00

                       _________________________, SERVICER
                       ICIFC SECURED ASSETS CORP., ISSUER
                      ___________________, MASTER SERVICER

                      CALCULATION OF MASTER SERVICING FEES
                FOR PERIOD ___________, 1998 TO ___________, 1998




                                            OUTSTANDING PRINCIPAL
                                                BALANCE AS OF                                  SERVICING
    LOAN #            LOAN NAME                  __________               FEE RATE                FEE
--------------------------------------------------------------------------------------------------------------------
       1               Sample 1                     0.00                  [0.150]%                0.00
       2               Sample 2                     0.00                  [0.150]%                0.00
       3               Sample 3                     0.00                  [0.150]%                0.00

                        Total                       0.00                                          0.00

                       _________________________, SERVICER
                       ICIFC SECURED ASSETS CORP., ISSUER
                      ___________________, MASTER SERVICER

                           MORTGAGE LOAN TRIAL BALANCE
                             AS OF __________, 1998




                        OUTSTANDING PRINCIPAL   CURRENT OUTSTANDING  PERFORMANCE        # DAYS   PROPERTY
    LOAN #  LOAN NAME   BALANCE AS OF CLOSING    PRINCIPAL BALANCE      STATUS        PAST DUE      TYPE               STATE
------------------------------------------------------------------------------------------------------------------------------

       1     Sample 1            0.00                   0.00            --                0        Office               NY
       2     Sample 2            0.00                   0.00            --                0        Retail               MA
       3     Sample 3            0.00                   0.00            --                0     Multifamily             CA

              Total              0.00                   0.00

                       _________________________, SERVICER
                       ICIFC SECURED ASSETS CORP., ISSUER
                      ___________________, MASTER SERVICER

                                REO TRIAL BALANCE
                             AS OF ___________, 1998




                                      REO BALANCE              CURRENT               PROPERTY      ESTIMATED            ESTIMATED
    ASSET #       PROPERTY NAME     AT ACQUISITION           REO BALANCE               TYPE      RECOVERY VALUE       RECOVERY DATE
------------------------------------------------------------------------------------------------------------------------------------

       1             Sample 1           0.00                   0.00                   Office          0.00               MM/DD/YY
       2             Sample 2           0.00                   0.00                   Retail          0.00               MM/DD/YY
       3             Sample 3           0.00                   0.00                 Multifamily       0.00               MM/DD/YY

                      Total                                    0.00
